11600 Sallie Mae Drive
Reston, Virginia 20193

April 8, 2004

MEETING OF SHAREHOLDERS TO BE HELD MAY 13, 2004

Dear Shareholder:

          We inviteV you to attend SLM Corporation’s Annual Shareholders’ Meeting on Thursday, May 13, 2004 at 11:00 a.m. at the Corporation’s offices located at 11600 Sallie Mae Drive, Reston, Virginia, 20193.

          Your participation in the Annual Meeting is important. We urge you to vote your proxy at your earliest convenience. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials.

          Thank you for your support of Sallie Mae.

Sincerely,

Edward A. Fox Chairman of the Board of Directors

SLM CORPORATION

11600 Sallie Mae Drive
Reston, Virginia 20193

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held On May 13, 2004

TIME	•	11:00 a.m., local time, on Thursday, May 13, 2004
PLACE	•	11600 Sallie Mae Drive
Reston, Virginia 20193
ITEMS OF BUSINESS	•	At the Annual Meeting, shareholders will be asked to vote on the following items:
(1) Elect the Board of Directors for a term of one year;
(2) Adopt the SLM Corporation Incentive Plan;
(3) Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for 2004; and
(4) Conduct other business if properly introduced.
RECORD DATE	•	You can vote if you were a shareholder on March 15, 2004.
ANNUAL REPORT AND FORM 10-K	•	Our 2003 annual report and our 2003 Form 10-K, which are not part of the proxy soliciting material, are enclosed.
PROXY VOTING	•

The Board of Directors solicits your proxy and asks you to vote your proxy at your earliest convenience to be sure your vote is received and counted. You may vote by mail, telephone or over the Internet, depending on how your share ownership is recorded. If you plan to attend the Annual Meeting, please advise my office directly at (703) 810-7785.

Mary F. Eure
Corporate Secretary

April 8, 2004

SLM CORPORATION

2004 PROXY STATEMENT

CORPORATE PERFORMANCE

          SLM Corporation’s annual report to shareholders for 2003 is included in the mailing with this proxy statement and Form 10-K. We urge you to read it carefully.

          As a reminder to our shareholders, the Corporation completed a three-for-one stock split, in the form of a stock dividend, in June 2003. All references in this proxy statement to SLM or Sallie Mae stock and stock prices have been adjusted for the stock split.

          The following graph compares the yearly percentage change in the Corporation’s cumulative total shareholder return on its common stock to that of Standard & Poor’s 500 Stock Index and Standard & Poor’s Financials Index. The graph assumes a base investment of $100 at December 31, 1998 and reinvestment of dividends through December 31, 2003.

SLM Corporation
Five Year Cumulative Total Shareholder Return

Company/Index	Base Year	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

SLM Corporation	$100.00	$89.3	$145.8	$181.9	$226.8	$250.7
S&P Financials Index(1)	100.00	104.1	130.8	119.1	101.7	133.2
S&P 500 Index(2)	100.00	121.0	110.0	97.0	75.6	97.2

(1)

Last year, the Corporation selected the S&P 500 Diversified Financial Services Index as its industry index for stock performance comparison purposes. During 2003, Standard & Poor’s discontinued the publication of this index. Data reported above is from the S&P Financials Index.

(2)	Source: Bloomberg Comparative Return Table

STOCK OWNERSHIP

          Sallie Mae encourages stock ownership by its directors, officers and employees to align their interests with those of shareholders. We believe this policy focuses directors and the workforce on economic performance and long-term strategic initiatives that will enhance shareholder returns.

          To support our ownership policy, the Corporation:

•	compensates non-employee directors primarily in the form of options on the Corporation’s common stock;
•	requires that a portion of any annual bonus paid to any officer be in the form of Sallie Mae stock;
•	grants stock options to all employees; and
•	established a share ownership policy for senior officers and members of the Board.

          In order to reinforce the importance of sustained, long-term shareholder returns, some of these arrangements have share ownership retention requirements or incentives.

          The following table provides information regarding shares owned by each director and nominee to the Board of Directors and for each executive officer of the Corporation as of February 29, 2004.

	Shares(1)	Total Economic Ownership(2)	Vested Options(3)	Total Beneficial Ownership(4)	Percent of Class

Directors
Charles L. Daley(5)	63,110		374,940	438,050	*
William M. Diefenderfer, III	49,547		161,099	210,646	*
Thomas J. Fitzpatrick	1,289,931	1,745,898	906,969	2,196,900	*
Edward A. Fox(5)	581,208		58,545	639,753	*
Diane Suitt Gilleland	71,009		266,616	337,625	*
Earl A. Goode	40,029		60,000	100,029	*
Ann Torre Grant	18,522		310,314	328,836	*
Ronald F. Hunt(5)	194,311		146,709	341,020	*
Benjamin J. Lambert, III	94,387		235,623	330,010	*
Albert L. Lord(5)	1,760,168	2,066,135	2,675,709	4,435,877	*
Barry A. Munitz	130,137		263,295	393,432	*
A. Alexander Porter, Jr.(5)	510,357		582,000	1,092,357	*
Wolfgang Schoellkopf	76,500		159,141	235,641	*
Steven L. Shapiro	89,709		326,544	416,253	*
Barry Lawson Williams	18,327		115,718	134,045	*

Executive Officers
Albert L. Lord	1,760,168	2,066,135	2,675,709	4,435,877	*
Thomas J. Fitzpatrick	1,289,931	1,745,898	906,969	2,196,900	*
C.E. Andrews	36,352		0	36,352	*
Marianne M. Keler(5)	429,130		897,267	1,326,397	*
Robert R. Levine	574,592		209,235	783,827	*
June M. McCormack	283,507		79,980	363,487	*
John F. Remondi	576,072		475,878	1,051,950	*
John F. Whorley, Jr.	171,462		0	171,462	*
Directors and Executive Officers as a Group	7,058,367		8,305,582	15,363,949	3.47%

* Less than one percent

(1)	Shares held directly or indirectly by the individual or by the individual and his or her spouse, including shares credited to Corporation-sponsored retirement plans.

(2)

Total of column 1 plus 305,967 unvested restricted stock units and accumulated reinvested dividends granted to Mr. Lord and 455,967 to Mr. Fitzpatrick under the terms of their employment agreements, which are described later in this proxy statement.

(3)	Shares that may be acquired within 60 days through the exercise of stock options.

(4)	Total of columns 1 and 3. Except as otherwise indicated and subject to community property laws, each owner has sole voting and sole investment power with respect to the shares listed.

(5)

Mr. Daley’s share ownership includes 2,625 shares held through a limited partnership, in which he owns a 50% interest and 4,875 shares held by his spouse. Mr. Fox’s share ownership includes 42,000 shares held in a charitable remainder trust. Mr. Hunt’s share ownership includes 1,575 shares held solely in his wife’s name. Mr. Lord’s share ownership includes 2,100 shares held in his wife’s name. Mr. Porter’s share ownership includes 502,255 shares over which he shares investment and voting control. Ms. Keler’s share ownership includes 627 shares owned by her son.

CORPORATE GOVERNANCE

Board Governance Guidelines

          The Board’s governance has been guided by a set of principles initially adopted in 1997. The Board’s revised guidelines, which will be effective on May 13, 2004, are published at www.salliemae.com under “About Us, Corporate Governance, SLM Corp. Board” and a written copy is available from the Corporate Secretary. Among other matters, the guidelines provide the following:

•	A majority of the members of the Board must be independent directors and all members of the Audit, Nominations and Governance, and Compensation and Personnel Committee must be independent.

•	All directors stand for re-election every year and shareholders are entitled to cumulate their shares for the election of directors.

•	The Board has established the position of Lead Independent Director, which is currently held by Mr. Porter.

•

The independent members of the Board and each committee meet in executive session, without the presence of management or the CEO, at the end of each regularly scheduled Board and committee meeting, as the case may be. The Chairman of the Board or the Lead Independent Director presides over the executive sessions of the independent directors. Committee chairs preside over executive sessions of the committees.

•	Board compensation is substantially in the form of Sallie Mae stock or other equity-linked compensation.

•	The Board undertakes an annual self-review.

•	Board members have open communications with all members of management.

Director Independence

          The Board has established criteria for determining whether a director is independent from management. These criteria, which are included in the governance guidelines and set forth in Attachment A to this proxy statement, incorporate the director independence criteria included in the New York Stock Exchange listing standards as well as additional, more restrictive criteria established by the Board. To determine whether directors are independent, the Board reviews all commercial, charitable and personal relationships that directors and members of their immediate family may have with the Corporation. If a director’s or an immediate family member’s relationship changes with the Corporation during the course of the year, the director must notify the Chairman of the Nominations and Governance Committee and, as recommended by the Committee, a full Board determination is made about the impact on the director’s independence.

          The Board has reviewed all relationships between each director and any member of his or her immediate family and the Corporation. Based on this review and the definition of independence in the governance guidelines, as effective May 13, 2004, the Board has determined that other than Messrs. Lord and Fitzpatrick, who are members of management, all current directors are independent. In addition, all members of the Audit, Compensation and Personnel, and Nominations and Governance Committees are independent. In accordance with NYSE listing standards and the governance guidelines, all Audit Committee members meet additional, more restrictive independence criteria applicable to audit committee members.

Meetings of the Board and its Committees

          During 2003, the Board of Directors met five times. Each of the incumbent directors attended at least 75 percent of the total number of meetings of the Board and committees on which they serve. Directors are expected to attend the annual shareholders’ meeting and all members of the Board attended the annual shareholders’ meeting in May 2003.

          The Board uses committees to assist it in the performance of its duties. Each committee has a written charter approved by the Board, which sets forth the respective committee’s functions and responsibilities. The standing committees of the Board are the Audit Committee, the Compensation and Personnel Committee, the Nominations and Governance Committee, the Finance Committee, the Executive Committee and the Preferred Stock Committee. The work of each committee is regularly reported to the full Board by the Committee Chairman. All committee charters are published at www.salliemae.com under “About Us, Corporate Governance, SLM Corp. Board.” Shareholders may obtain a written copy of a committee charter by contacting the Corporate Secretary and the Audit Committee charter is included in this proxy statement as Attachment B.

          Audit Committee. The Audit Committee assists the Board in fulfilling its responsibilities by providing oversight relating to: (1) the assessment and management of certain business risks, including financial, operational, litigation and regulatory risks; (2) the integrity of the Corporation’s financial reporting; (3) the Corporation’s system of disclosure controls and system of internal controls regarding financial, accounting, legal compliance, and ethics; (4) the external auditor’s qualifications, independence and performance; (5) the performance of the Corporation’s internal audit function; (6) the Corporation’s compliance with legal and regulatory requirements and (7) the preparation of the report of the Committee for the Corporation’s annual proxy statement, as required by the Securities and Exchange Commission.

          The current membership of the Audit Committee, which held nine meetings in 2003, is as follows: Ann Torre Grant, Chairman; A. Alexander Porter, Jr., Vice Chairman; Charles L. Daley; and Steven L. Shapiro. The Board has determined that all members of the Audit Committee are financially literate, that Ms. Grant and Messrs. Daley and Porter are qualified as audit committee financial experts within the meaning of the SEC regulations. None of the Committee members serve on the audit committee of more than three public companies.

          Compensation and Personnel Committee. The Compensation and Personnel Committee has been established for the following purposes: 1) assisting the Board in fulfilling its responsibilities relating to human resources, compensation and benefit matters concerning the Corporation and its subsidiaries; 2) discharging the Board’s responsibilities relating to compensation of the Corporation’s executives; and 3) preparing the report of the Committee on executive compensation for inclusion in the proxy statement, in accordance with applicable rules and regulations.

          The current membership of the Compensation and Personnel Committee, which held seven meetings in 2003, is as follows: William M. Diefenderfer, III, Chairman; Earl A. Goode, Vice Chairman; Diane Suitt Gilleland; Benjamin J. Lambert, III; Barry A. Munitz; and Wolfgang Schoellkopf.

          Nominations and Governance Committee. The Nominations and Governance Committee assists the Board in establishing appropriate standards for the governance of the Corporation, the operations of the Board and the qualifications of directors. The Committee also identifies individuals qualified to become Board members and recommends to the Board the director nominees for each annual meeting of shareholders.

          The current membership of the Nominations and Governance Committee, which held six meetings in 2003, is as follows: Diane Suitt Gilleland, Chairman; Steven L. Shapiro, Vice Chairman; Charles L. Daley; Benjamin J. Lambert, III; and Barry A. Munitz.

Nominations Process

          Nominees for election to the Board of Directors are selected by the independent members of the Board. To date, all director nominees have been identified by shareholders, current directors or management. The Nominations and Governance Committee considers candidates recommended in good faith by shareholders. To recommend a candidate, shareholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chairman of the Nominations and Governance Committee, in care of the Corporate Secretary at SLM Corporation, 11600 Sallie Mae Drive, Reston, VA 20193. The shareholder should also include his or her contact information and a statement of his or her share ownership. The Nominations and Governance Committee evaluates all candidates based on the experience and knowledge they would bring to the Board relevant to the Corporation’s needs at that time, as well as financial literacy and “independence” for purposes of compliance with the rules of the SEC and NYSE. The Committee evaluates shareholder-recommended candidates based on the same criteria it uses to evaluate candidates from other sources.

Shareholder Communications with the Board

          Shareholders are encouraged to communicate directly with executive officers of the Corporation, who are easily accessible by telephone or by mail. Also, shareholders and other interested parties may submit communications to the Board of Directors by contacting the Chairman of the Board or the Lead Independent Director in writing at the following address: Office of the Chairman of the Board or Office of the Lead Independent Director, SLM Corporation, 11600 Sallie Mae Drive, Reston, VA 20193. The Corporate Secretary will forward communications to the Board or individual members, as appropriate.

Certain Relationships and Related Transactions

          Except for Mr. Lord and Mr. Fitzpatrick, no nominee is a current officer of the Corporation or any of its subsidiaries. Mr. Fox and Mr. Hunt were formerly officers of the Corporation’s predecessor entity and current subsidiary, the Student Loan Marketing Association (also referred to as the “GSE”), longer than 13 years ago. There are no family relationships among the nominees and the executive officers of the Corporation. During 2003, Thomas J. Fitzpatrick, III, son of Mr. Fitzpatrick, was employed by a Corporation subsidiary as an educational account executive and received a base salary of $40,000 and commissions of $51,278.87, totaling $91,278.87 for his services during the year.

Director Compensation

          After reviewing director compensation, the Board determined to reduce its compensation from previous years. The Corporation continues to believe that equity-based compensation effectively aligns director and shareholder interests and 2004 compensation was made primarily in the form of stock options. In addition to reducing the overall director compensation level, the Corporation replaced a portion of its traditionally “all-equity” compensation arrangement with an optional cash retainer element. For board service in 2004 for non-management directors, the standard compensation arrangement is a $70,000 cash payment, to be paid upon election to the Board in May, and a grant of 12,775 options covering the Corporation’s common stock, granted in January 2004. Compensation for the Chairman of the Board, the Lead Independent Director and the Chair of the Audit Committee is greater, in recognition of the additional responsibilities of these positions. The standard compensation arrangement for the Chairman of the Board is $105,000 and a grant of 19,165 options covering the Corporation’s common stock, and for the Lead Independent Director and Chair of the Audit Committee, the arrangement is $87,500 and a grant of 15,970 stock options.

          Alternatively, directors may elect all-equity compensation, in the form of stock options. This alternative compensation arrangement is a grant of 20,445 options for directors, except 30,665 options may be granted to the Chairman of the Board under this alternative, and 25,555 options may be granted to the Lead Independent Director and the Chair of the Audit Committee, in recognition of the additional responsibilities for these positions. Nine directors elected the “all-equity” compensation arrangement; four elected the compensation arrangement that included the cash retainer.

          Options granted in 2004 vest upon the later of: 1) the Corporation’s common stock reaching a closing price of $45.44 (a 20 percent increase over the grant price—the fair market value on the date of grant of $37.87 per share) for five trading days; or 2) separation from service from the Board, whichever occurs first. To the extent not already vested, the options also vest on the fifth anniversary of their grant date. The options are forfeited if the optionee is not elected to the Board at the May 13, 2004 meeting.

          Directors are eligible to receive replacement options upon the exercise of vested options for options granted through 2002. Options granted in 2003 and 2004 are not eligible for replacement options. Replacement options are discussed in the Executive Compensation section of this proxy statement. In 2003, this program resulted in options covering 13,320 options being granted to Mr. Diefenderfer; 62,395 options being granted to Mr. Fox; 44,601 options being granted to Ms. Gilleland; 41,799 options being granted to Mr. Schoellkopf; 44,601 options being granted to Mr. Shapiro; and 29,166 options being granted to Mr. Williams.

          Directors are eligible to participate in the Corporation’s matching gift program. Under the matching gift program the Corporation contributes three dollars for each dollar contributed by a director to post-secondary educational institutions, up to a total contribution by the Corporation of $100,000 per year. The Corporation contributes two dollars for each dollar contributed to a primary or secondary educational institution, or a civic, community, health or human service organization, up to a total contribution by the Corporation of $25,000 per year. The Corporation contributes one dollar for each dollar contributed to an arts or cultural organization, the United Way, or a federated campaign, up to a total contribution by the Corporation of $10,000 per year. Notwithstanding the above limits for each category, aggregate matching contributions by the Corporation are limited to $100,000 per director in any single plan year.

          The Corporation’s non-employee directors are provided with $50,000 of life insurance, are reimbursed for their and their spouses’ expenses incurred in connection with attending Board meetings, are covered by a travel insurance plan while traveling on corporate business and may receive a $1,500 per diem payment for additional work. No such payments were made to directors in 2003. Mr. Lord and Mr. Fitzpatrick are eligible for the directors’ matching gift program described above. Neither Mr. Lord nor Mr. Fitzpatrick received any separate compensation for their service on the Board in 2003.

          Non-employee directors who serve on the Board of the GSE, the Corporation’s predecessor entity and current subsidiary, are separately compensated for that service. Mr. Diefenderfer was compensated $6,000 and Mr. Hunt was compensated $8,000 for attending GSE Board meetings in 2003. Both Messrs. Diefenderfer and Hunt elected to defer this compensation, which is credited with earnings based on the price movement and dividend payments of SLM stock. No other non-employee directors or their immediate family members received any compensation from the Corporation or any of its subsidiaries during the year.

PROPOSAL 1—ELECTION OF DIRECTORS

          Shareholders are asked to elect 15 directors to serve on the Board for a one-year term or until their successors are elected or appointed.

          Upon the recommendation of the Nominations and Governance Committee of the Board, the Board has nominated each of the current directors for reelection.

Nominees

          Biographical information about each nominee is set forth below. Board service with the Corporation’s predecessor entity and current subsidiary, the Student Loan Marketing Association or GSE, is included.

          The Board of Directors recommends a vote FOR the election of the 15 nominees named below. Proxies will be so voted unless shareholders specify a contrary choice on their proxy card.

Name and Age Service as a Director	Position, Principal Occupation, Business Experience And Directorships

Charles L. Daley 71 Director since July 5, 1995	Director, Executive Vice President and Secretary
TEB Associates, Inc.
	•	Director, Executive Vice President and Secretary, TEB Associates, Inc., a real estate finance company—1992 to present
	•	Executive Vice President and Chief Operating Officer, First Peoples Financial Corporation—1987 to 1992
	•	Executive Vice President and Chief Operating Officer, First Peoples Bank of New Jersey—1984 to 1992

William M. Diefenderfer, III 58 Director since August 8, 1997	Vice Chairman and Co-Founder
enumerate Solutions, Inc.
	•	Vice Chairman and Co-Founder, enumerate Solutions, Inc., a technology company—2000 to present
	•	Partner, Diefenderfer, Hoover & Wood, a law firm, Pittsburgh, PA—1991 to present
	•	Treasurer and Chief Financial Officer, Icarus Aircraft, Inc.—1992 to 1996
	•	Deputy Director of the Office of Management and Budget—1989 to 1991
	•	Other Activities: Student Loan Marketing Association (Director)

Thomas J. Fitzpatrick 55 Director since July 31, 2000 and from July 1997 to May 1999	President and Chief Operating Officer
SLM Corporation
	•	President and Chief Operating Officer, SLM Corporation—2001 to present, President and Chief Marketing and Administrative Officer—2000 to 2001, Executive Vice President—1998 to 2000
	•	President, Commercial Credit Co.—1988 to 1989
	•	President and Chief Executive Officer, Equity One, Inc., a financial services company—1989 to 1998
	•	President and Chief Operating Officer, Manufacturers Hanover Consumer Services—1983 to 1988, Chief Financial Officer—1978 to 1983
	•	Other Activities: M.A. Bruder & Sons Incorporated (Director)

Name and Age Service as a Director	Position, Principal Occupation, Business Experience And Directorships

Edward A. Fox	Chairman of the Board
67	SLM Corporation
	•	Chairman of the Board, SLM Corporation—1997 to present
Director since	•	Dean, Amos Tuck School of Business Administration, Dartmouth College— 1990 to 1994
July 31, 1997	•	President and Chief Executive Officer, Student Loan Marketing Association—1973 to 1990
	•	Other Directorships: Delphi Financial Group
	•	Other Activities: Greenwich Capital Holdings, Inc. (Director); American Ballet Theatre (Vice Chairman); University of Maine system (Trustee)

Diane Suitt Gilleland	Visiting Associate Professor in Higher Education
57	University of Arkansas, Little Rock
Director since	•	Visiting Associate Professor in Higher Education, University of Arkansas, Little Rock—2003 to present
March 25, 1994	•	Deputy Director, Illinois Board of Higher Education—1999 to 2003
	•	Senior Associate, Institute for Higher Education Policy—1998 to 1999
	•	Senior Fellow, American Council on Education, Washington, DC—1997
	•	Director, Arkansas Department of Higher Education—1990 to 1997
	•	Chief Finance Officer, Arkansas Higher Education—1986 to 1990
	•	Other Activities: University of Arkansas at Pine Bluff Foundation Board

Earl A. Goode	Chairman
63	Indiana Sports Corporation
	•	Chairman, Indiana Sports Corporation—2001 to present
Director since	•	Director, USA Funds, Inc.—1994 to 2000
July 31, 2000	•

President, GTE Information Services and GTE Directories Corporation—1994 to 2000, President, GTE Telephone Operations North and East—1990 to 1994, President, GTE Telephone Company of the Southwest—1988 to 1990

	•	Other Activities: Georgetown College Foundation (Director)

Ann Torre Grant	Strategic and Financial Consultant
46	•	Strategic and Financial Consultant—1998 to present
Director since July 31, 1997	•	Executive Vice President, Chief Financial Officer and Treasurer, NHP Incorporated, a national real estate services firm—1995 to 1997
	•	Vice President and Treasurer, USAirways—1991 to 1995, various finance positions—1988 to 1991
	•	Other Directorships: Franklin Mutual Series, Allied Capital Corporation

Ronald F. Hunt	Attorney and Private Investor
60	•	Attorney and Private Investor—1990 to present
Director since	•	Executive Vice President and General Counsel, Student Loan Marketing Association—1984 to 1990, various officer positions—1973 to 1984
July 5, 1995	•	Other Activities: Student Loan Marketing Association (Vice Chairman); enumerate Solutions, Inc. (Director); National Student Clearinghouse (Chairman); Warren Wilson College Board of Trustees

Name and Age Service as a Director	Position, Principal Occupation, Business Experience And Directorships

Benjamin J. Lambert, III	Senator
67	Commonwealth of Virginia
	•	Senator, Commonwealth of Virginia—1986 to present
Director since	•	Self-employed, Optometrist—1962 to present
July 5, 1995	•	Other Directorships: Dominion Resources, Inc.
	•	Other Activities: Consolidated Bank & Trust Company (Director); Board of Trustees of Virginia Union University (Secretary); Virginia Commonwealth University Health Systems Authority Board (Secretary)

Albert L. Lord	Vice Chairman and Chief Executive Officer
58	SLM Corporation
	•	Vice Chairman and Chief Executive Officer, SLM Corporation—1997 to present
Director since	•	President and principal shareholder, LCL Ltd.—1994 to 1997
July 5, 1995	•	Executive Vice President and Chief Operating Officer, Student Loan Marketing Association—1990 to 1994, various officer positions—1981 to 1990
	•	Other Directorships: SS&C Technologies, Inc.; BearingPoint, Inc.
	•	Other Activities: Student Loan Marketing Association (Director), The National Academy Foundation (Director)

Barry A. Munitz	President and Chief Executive Officer
62	The J. Paul Getty Trust
	•	President and Chief Executive Officer, The J. Paul Getty Trust—1997 to present
Director since	•	Chancellor and Chief Executive Officer, California State University System—1991 to 1997
July 31, 1997	•	Other Directorships: KB Home; LeapFrog Enterprises, Inc.
•

Other Activities: Princeton University (Trustee); the American Academy of Arts and Sciences (Fellow); Los Angeles’ KCET Public Television Station (Member, Executive Committee); Seattle Art Museum (Trustee)

A. Alexander Porter, Jr.	Founder and Partner
65	Porter, Felleman Inc.
Director since	•	Founder and Partner, Porter, Felleman Inc., an investment management company—1976 to present
July 5, 1995	•	Lead Independent Director, SLM Corporation—1997 to present
•

Other Activities: Distribution Technology, Inc. (Founder and Director); Davidson College (Trustee); The John Simon Guggenheim Memorial Foundation (Trustee); Queens University of Charlotte, North Carolina (Trustee); American Ballet Theatre (Trustee)

Name and Age Service as a Director	Position, Principal Occupation, Business Experience And Directorships

Wolfgang Schoellkopf	Managing Director
71	Lykos Capital Management, LLC
Director since	•	Managing Director, Lykos Capital Management, LLC, a private equity management company—2003 to present
July 31, 1997	•	Chairman, Bank Austria Cayman Islands Limited—2001 to present
	•	Chief Executive Officer, Bank Austria Group’s U.S. operations—2000 to 2001
	•	Partner, Ramius Capital Group—1997 to 1998
	•	Vice Chairman and Chief Financial Officer, First Fidelity Bancorporation— 1990 to 1996
	•	Executive Vice President and Treasurer, The Chase Manhattan Bank—1979 to 1988, various officer positions—1963 to 1988
	•	Other Activities: Inner-City Scholarship Fund (Director); Marymount University (Director)

Steven L. Shapiro	Certified Public Accountant and Personal Financial Specialist
63	Alloy, Silverstein, Shapiro, Adams, Mulford, Cicalese, Wilson & Co.
Director since	•	Chairman, Alloy, Silverstein, Shapiro, Adams, Mulford, Cicalese, Wilson & Co., an accounting firm—Chairman since 1995, various positions—1960 to present
July 5, 1995	•

Other Activities: MetLife Bank (Director); Rutgers University (Member, Executive Advisory Council); American Institute of Certified Public Accountants (Member); New Jersey and Pennsylvania Societies of CPAs (Member), West Jersey Health and Hospital Foundation Board (Trustee)

Barry L. Williams	President
59	Williams Pacific Ventures, Inc.
	•	President, Williams Pacific Ventures, Inc., a consulting and investment company—1987 to present
Director since	•	Director, USA Funds, Inc.—1995 to 2000
July 31, 2000	•	Interim President and CEO, the American Management Association International—2000 to 2001
	•	Bechtel Group, Managing Principal, Bechtel Investments, Inc.—1979 to 1987
	•	Other Directorships: PG&E Corporation, R. H. Donnelly & Company, CH2M Hill Companies, LTD, Northwestern Mutual Life Insurance Company, Simpson Manufacturing Co., Inc.
	•	Other Activities: Kaiser-Permanente (Director), National Parks Foundation (Director), American Conservatory Theater (Trustee), American Management Association (Trustee)

EXECUTIVE COMPENSATION

          This section includes: (1) a report by the Compensation and Personnel Committee (the “Compensation Committee” or “Committee”) regarding the Corporation’s executive compensation policy; (2) a summary presentation of 2003 executive compensation in tabular form; (3) a summary of 2003 stock option grants to Named Executive Officers; (4) a valuation of option exercises during the year and remaining option holdings for Named Executive Officers; and (5) descriptions of pension plan benefits, certain employment arrangements and related transactions.

Report of the Compensation and Personnel Committee on Executive Compensation

          The Compensation Committee of the Board of Directors develops a comprehensive compensation policy for senior management and establishes plans and programs to implement the policy. The Committee annually reviews the performance of the CEO and senior management team and, after consultation with the Board, establishes compensation terms for these individuals.

          The Committee utilizes the services of an independent compensation consulting firm in establishing both executive and director compensation. No member of the Committee is a former or current officer or employee of the Corporation or any of its subsidiaries, and the Board of Directors has determined that all Committee members are independent, as defined in the Corporation’s governance guidelines.

          Compensation Policy. The Corporation’s executive compensation policy is based on a belief that compensation that promotes long-term stock ownership and is tied to corporate performance and sustained share price will enhance shareholder value. To implement this policy, the Committee strives to strike a balance between fixed compensation in the form of base salary, and “at risk” compensation, in the forms of annual bonuses based on the attainment of corporate and individual goals, and longer-term, stock-based awards.

          A goal of the Committee is to offer a total compensation potential that is competitive with that offered at peer companies. The Committee believes that the most direct competitors for executive talent are not necessarily the companies that are included in the peer group index in the Comparison of Five Year Cumulative Total Return graph, the Standard & Poor’s Financials Index, used in this proxy statement. With the assistance of its compensation consultant, the Committee has created a customized peer group. The peer group is comprised of financial industry companies with revenues, assets, net income, market value and workforce size that are within a range of the Corporation’s and includes banks, financial transactions institutions, insurance companies and government-sponsored enterprises. The group is reviewed annually and changes are made as appropriate to reflect changes in the industry, such as mergers and acquisitions. Twelve companies comprised the peer group for purposes of establishing 2003 executive compensation.

          The total compensation package at the Corporation is designed to attract and to retain executive officers who are entrepreneurial and desire a “risk and reward” compensation structure that is based on ownership and performance principles.

          To further promote the principle of executives as owners, the Corporation adopted stock ownership guidelines in January 2000. Ownership levels, which are expected to be achieved over a three-year period, are:

Position	Stock ownership as a Multiple Of Base Salary

CEO	10 x salary
President	10 x salary
Executive Vice President	10 x salary
Senior Vice President	7 x salary

          Unvested performance stock, restricted stock units and unexercised options, whether vested or not, are not counted in calculating stock ownership.

          At year-end, 15 of the Corporation’s 17 senior officers, including all of the officers who have been with the Corporation three years or more, have achieved compliance with their ownership guidelines.

          Employment Agreements. In January 2002, the Corporation entered into executive employment agreements with Messrs. Lord and Fitzpatrick. These agreements are designed to promote long-term corporate performance and succession planning goals and are summarized in the Employment Agreements section of this proxy, beginning on page 17.

          Base Salary.  In establishing salaries, the Committee reviewed the salaries of executives at peer companies in positions that the Committee considered to be comparable to their particular executive position. Messrs. Lord’s and Fitzpatrick’s base salaries for 2003 were fixed in their employment agreements and have not increased from 2001. In 2003, the base salaries of Mr. Lord, Ms. Keler and Mr. Remondi were significantly below the 25th lowest percentile for salaries paid to similarly positioned officers at the Corporation’s peer companies. The base salaries for Mr. Fitzpatrick and Mr. Whorley in 2003 were significantly below the 50th percentile. A significant portion of each executive officer’s cash compensation is subject to the achievement of goals established under the Corporation’s annual performance bonus program.

          Performance Bonuses. The Compensation Committee believes that executive officer annual bonuses should be tied to satisfaction of specified performance criteria. For 2003, the Compensation Committee established a bonus program under the shareholder-approved Management Incentive Plan, under which bonuses could be earned based on corporate performance and individual performance. The terms of the program establish the maximum bonus amount that may be earned in any one year. The Committee may use its discretion to reduce payments below that amount.

          The corporate performance goals were set by the Committee in January 2003, after consideration by the Board of the 2003 business plan. The goals were directly related to key components of the Corporation’s 2003 business plan, but were set at higher levels. Thus, in order to receive the target bonus amount, the 2003 business plan goals needed to be exceeded. Corporate measures included specified levels of: “core cash” earnings per share growth; preferred channel loan origination volume growth; fee income growth; operating expense control; and, a new component: progress towards the completion of the wind-down of the GSE, as measured by the value of loan assets owned by the GSE at year end. (“Core cash” earnings are defined in the Corporation’s annual report to shareholders). The corporate goals were communicated to all officers during the first quarter of 2003, and status reports of corporate achievement towards the goals were provided throughout the year to both the Committee and the officer group. The Corporation’s performance substantially met the earnings per share, preferred channel loan origination and fee income growth targets. The operating expense control target was not achieved due primarily to acquisition integration costs. The goal relating to progress towards the wind-down of the GSE was substantially exceeded, as management took advantage of favorable market conditions to position itself for the full privatization of the Corporation. Bonus payouts reflected this overall corporate performance, as well as an officer’s individual achievements. The Compensation Committee approved other executive officer performance bonuses, as recommended by Mr. Lord, based on their individual performance and on relative compensation levels within the executive officer ranks. Consistent with past practice, a minimum of 40 percent of each executive officer’s annual bonus was awarded in the form of Sallie Mae common stock.

          CEO Compensation. Mr. Lord’s individual performance was evaluated by the Committee in consultation with the full Board. Among the factors considered by the Committee in awarding Mr. Lord’s individual performance-based bonus were: (1) progress towards completion of the wind-down of the GSE; (2) solid growth in loan originations and fee income; (3) management of operational controls and information technology resources; (4) management of the Corporation’s relationships with members of Congress and the Administration; and (5) leadership development and succession planning. Consistent with past practice, a minimum of 40 percent of Mr. Lord’s bonus was awarded in the form of Sallie Mae common stock.

          Stock Options and Stock-Based Compensation. Since 1997, a centerpiece of the Corporation’s compensation program for all employees has been stock-based compensation. The Compensation Committee believes that stock options and performance stock provide an appropriate incentive to promote long-term stable growth and align employees’ interests with those of shareholders.

          In January 2003, the Committee significantly reduced option awards to senior management, and in some individual cases, determined not to make any option awards. This decision was made, in consideration of shareholder dilution concerns and share ownership positions of the senior management team as a whole, who have achieved a level that the Committee believes effectively links their interests with those of shareholders. Awards made to “Named Executive Officers” are disclosed in the 2003 Option Grant Table on page 15 of this proxy statement.

          In order to better ensure the retention of key members of the executive management team, the Committee granted performance stock to a limited number of executives. Forty percent of the performance stock awards vest upon the later of the third anniversary of the grant date and certain performance targets being met in 2005 and the remaining 60 percent vest upon the later of the third anniversary of the grant date and certain performance targets being met in 2007. The number of shares awarded and the grant date fair market value of the awards made to Ms. Keler and Messrs. Remondi and Whorley are disclosed in the Summary Compensation Table as Stock Based Awards.

          In 2000, the Corporation established a replacement option program to assist executive officers in meeting their share ownership targets. Under the replacement program, officers and Board members have been eligible to receive new options upon their exercise of vested options in an amount equal to the number of shares needed to pay the exercise price for the original option. Replacement options carry an exercise price equal to the fair market value of the Corporation’s common stock on the date of their grant and vest one year from the grant date. The term of replacement options equals the remaining term of the underlying options. The options granted to Messrs. Lord and Fitzpatrick in 2003 are not eligible for replacement options. Further, the Committee determined that, with the exception of newly hired or promoted officers, options granted to other officers in 2003 would not be eligible for replacement options.

          Perquisites. The Committee undertook a review of executive perquisites in 2003 and, in particular, examined the personal use by executives of company-owned or leased property, the use of sports tickets and private club memberships. The Committee determined that perquisites provided to executives are few and appropriate and the Corporation complied with its policy with respect to personal use of company-owned or leased property, in that executives reimbursed the Corporation for such use or included the value of such use in taxable compensation.

          Section 162(m). Section 162(m) of the Internal Revenue Code limits to $1 million the deductibility of compensation paid to each of the Corporation’s five Named Executive Officers, unless the compensation satisfies one of the exceptions set forth in the Code, which includes an exception for “performance-based compensation.” The Compensation Committee generally attempts to have non-salary compensation qualify under Section 162(m), although it recognizes that situations may arise where other considerations may prevail over obtaining such qualification. The Compensation Committee believes that the compensation the Corporation’s Named Executive Officers received in 2003 will not be subject to the $1 million limitation.

Compensation and Personnel Committee

William M. Diefenderfer, III, Chair
Earl A. Goode, Vice Chair
Diane Suitt Gilleland
Benjamin J. Lambert, III
Barry A. Munitz
Wolfgang Schoellkopf

Summary Compensation Table

          The tables below set forth compensation information for the Corporation’s Chief Executive Officer and the Corporation’s next four most highly compensated executive officers employed by the Corporation at the end of the 2003 fiscal year (collectively, the “Named Executive Officers”) for 2003 and for prior years, up to two, in which the individuals served as executive officers.

	Annual Compensation			Long-Term Compensation

Name and Principal Position	Year	Salary	Bonus(1)	Stock Based Awards ($)(2)		Securities Underlying Options		All other Compen- sation(3)

Albert L. Lord	2003	$750,000	$2,500,000	$5,280,000	(4)	1,500,000		$45,000
Chief Executive Officer	2002	$750,000	$1,500,000	$4,300,000	(4)	3,459,951	(9)	$44,000
and Vice Chairman	2001	$750,000	$2,250,000	$0		2,249,685	(9)	$45,000

Thomas J. Fitzpatrick	2003	$550,000	$2,000,000	$5,280,000	(5)	900,000		$33,000
President and Chief	2002	$550,000	$1,200,000	$4,300,000	(5)	2,196,756	(9)	$32,000
Operating Officer	2001	$550,000	$1,550,000	$435,427	(5)	2,231,328	(9)	$33,000

Marianne M. Keler	2003	$350,000	$550,000	$792,000	(6)	180,492	(9)	$20,770
Executive Vice President	2002	$300,000	$550,000	$0		476,406	(9)	$17,000
and General Counsel	2001	$300,000	$550,000	$0		692,634	(9)	$18,000

John F. Remondi	2003	$300,000	$600,000	$324,000	(7)	175,878	(9)	$18,000
Executive Vice President,	2002	$300,000	$250,000	$25,000	(7)	300,000		$17,000
Corporate Finance	2001	$300,000	$550,000	$44,956	(7)	300,000		$14,100

John F. Whorley	2003	$275,000	$600,000	$528,000	(8)	150,000		$16,385
Executive Vice President,	2002	$225,000	$400,000	$0		225,000		$12,500
Debt Management Operations	2001	$225,000	$450,000	$0		90,111	(9)	$12,058

(1)	Bonus is the amount earned for the year indicated and is typically paid in the following year. At least 40 percent of bonuses is paid in SLM common stock.

(2)	Dividends accrue on all shares reported in this column.

(3)	Employer matching contributions under the Sallie Mae 401(k) Savings Plan and the Sallie Mae Supplemental 401(k) Savings Plan.

(4)

Amounts are the grant date fair market value of 150,000 shares granted on January 28, 2003 and 150,000 shares granted on January 24, 2002 as restricted stock units (RSUs). The RSUs were granted under Mr. Lord’s employment agreement and vest on December 31, 2004. Once vested, these RSUs are converted into stock in the year following Mr. Lord’s retirement or termination from the Corporation as CEO.

(5)

Amounts are the grant date fair market value of 150,000 shares granted on January 28, 2003 and 150,000 shares granted on January 24, 2002 as restricted stock units (RSUs) and 11,928 restricted shares received as part of his bonus granted on January 25, 2001. The RSUs were granted under Mr. Fitzpatrick’s employment agreement and vest on December 31, 2006. Once vested, these RSUs are converted into stock in the year following Mr. Fitzpatrick’s retirement or termination from the Corporation. The shares granted in 2001 were fully vested at December 31, 2003. As of December 31, 2003, the 300,000 RSUs and 18,000 shares of performance stock granted in July 2000 remain unvested with a market value of $11,982,240.

(6)

Amount is the grant date fair market value of 22,500 shares of performance stock granted on January 28, 2003, which were not vested at December 31, 2003. The value of all unvested performance stock as of December 31, 2003 was $847,800.

(7)

Amount is the market value of 7,500 shares of performance stock and 708 restricted shares received as part of his bonus, granted on January 28, 2003, neither of which were vested at December 31, 2003. The 708 shares granted were forfeitable if: 1) Mr. Remondi failed to invest 100% of the annual bonus to which the award relates in Sallie Mae stock for 12 months, or 2) Mr. Remondi voluntarily terminated his employment during this 12-month period. The value of all unvested stock as of December 31, 2003 was $309,277.

(8)

Amount is the market value of 15,000 shares of performance stock granted on January 28, 2003 which are not vested at December 31, 2003. As of December 31, 2003 the 15,000 shares of performance stock and 18,000 shares of performance stock granted in July 2000 remained unvested with a market value of $1,243,440.

(9)	Includes options granted under the replacement option program.

          The value of perquisites provided to each Named Executive Officer was less than $50,000. Perquisites included a medical insurance benefit of up to $3,000, a financial planning benefit of up to $5,000 ($10,000 for the CEO and COO), spouses’ travel expenses incurred in connection with attending Board meetings, and the use of company-owned housing and automobiles by executives who have long-term business assignments in locations other than their hometown.

2003 Option Grant Table

Name	Number of Securities Underlying Options Granted		Grant Date	Expiration Date	Exercise Price and Market Price on Grant Date	% of Total Options Granted to Employees in Fiscal Year	Grant Date Present Value
	Initial	Replacement
Albert L. Lord	1,500,000		01/28/2003	01/28/2013	$35.20	13.41%	$9,525,000
	1,500,000	0				13.41%	$9,525,000

Thomas J. Fitzpatrick	900,000		01/28/2003	01/28/2013	$35.20	8.05%	$5,715,000

	900,000	0				8.05%	$5,715,000

Marianne M .Keler	75,000		01/28/2003	01/28/2013	$35.20	0.67%	$476,250
		105,492	05/28/2003	01/15/2011	$38.44	0.94%	$928,330
	75,000	105,492				1.61%	$1,404,580

John F. Remondi	0	52,299	02/14/2003	05/26/2009	$35.95	0.47%	$468,599
		123,579	02/14/2003	05/20/2009	$35.95	1.10%	$1,107,268

	0	175,878				1.57%	$1,575,867

John F. Whorley	150,000	0	01/28/03	01/28/2013	$35.20	1.34%	$952,500
	150,000	0				1.34%	$952,500

          “Grant Date Present Value” represents a hypothetical present value under the Black-Scholes Option Pricing Model, calculated using the following assumptions: a term equaling the expected life of the options, a risk-free interest rate based on the appropriate term Treasury Yield ranging from 2.08% to 2.80%, a weighted average 5-year historical dividend yield ranging from 1.03% to 1.04%, and annual stock price volatility ranging from 24.72% to 27.94%.

          Option vesting terms for “initial” option grants to Messrs. Lord and Fitzpatrick are described in the Employment Agreement section on page 17. Initial Options granted to Ms. Keler vest upon the stock price reaching 120 percent of the grant price for five trading days, but no earlier than 12 months from their grant date. The options also vest on the eighth anniversary of their grant date or upon a change in control of the Corporation. If options vest upon a change in control and, as a result, an executive becomes subject to excise taxes, the Corporation will make certain gross-up payments on behalf of the executive. Replacement options vest one year from their grant date. Except in the event of death, disability or involuntary termination due to job abolishment, option vesting is contingent upon continued employment through the vesting date.

2003 Option Exercises and Year-End Value Table

	Shares Acquired on		Number of Securities Underlying Unexercised Options at 12/31/03		Value of Unexercised In-The-Money Options at 12/31/03
Name	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Albert L. Lord	0	$—	2,675,709	4,500,000	$36,442,449	$30,760,200

Thomas J. Fitzpatrick	0	$—	906,969	2,700,000	$9,860,256	$18,456,120

Marianne M. Keler	235,320	$4,476,981.60	897,267	180,492	$10,563,069	$186,000
John F. Remondi	438,351	$9,302,100.88	842,199	175,878	$13,587,350	$386,394

John F. Whorley	225,000	$1,350,000.00	0	150,000	$—	$372,000

          During the year, the Named Executive Officers who exercised stock options retained all shares acquired from the exercise after selling only the number of shares necessary to cover the cost of an exercise (including taxes). This entitled the Named Executive Officers to grants of replacement options and enabled them to increase their stock ownership positions, consistent with corporate objectives. The table above sets forth information on the number and the value of exercisable and unexercisable stock options held by the Named Executive Officers as of the fiscal year-end, calculated by the difference between the Corporation’s fiscal year-end stock price, $37.68, and the option’s exercise price.

Pension Plan Benefits

Annual Normal Retirement Benefit (age 62)
Calculated as a Single Life Annuity

	Years of Service
Final Average
Compensation	15	20	25	30

$500,000	$159,128	$212,170	$265,213	$318,255
750,000	241,628	322,170	402,713	483,255
1,000,000	324,128	432,170	540,213	648,255
1,250,000	406,628	542,170	677,713	813,255
1,500,000	489,128	652,170	815,213	978,255
1,750,000	571,628	762,170	952,713	1,143,255
2,000,000	654,128	872,170	1,090,213	1,308,255
2,250,000	736,628	982,170	1,227,713	1,473,255
2,500,000	819,128	1,092,170	1,365,213	1,638,255
2,750,000	901,628	1,202,170	1,502,713	1,803,255
3,000,000	984,128	1,312,170	1,640,213	1,968,255

          Under the Corporation’s regular and supplemental pension plans, participants accrue benefits under a cash balance formula. Under the formula, each participant has an account, for record keeping purposes only, to which credits are allocated each payroll period based on a percentage of the participant’s compensation for the current pay period. Compensation is salary and bonus as reported under Annual Compensation in the Summary Compensation Table on page 14. The applicable percentage of compensation is determined by the number of years of service the participant has with the Corporation. If an individual participated in the Corporation’s prior pension plan as of September 30, 1999 and met certain age and service criteria, the participant (“grandfathered participant”) will receive the greater of the benefits calculated under the prior plan, which uses a final average compensation formula, or under the cash balance formula. Mr. Lord and Ms. Keler qualify as grandfathered participants. Through December 31, 2005, Mr. Whorley’s benefit accrues under a formula grandfathered in connection with the Corporation’s acquisition of USA Group that takes into account compensation and age.

          The Corporation’s supplemental pension plan assures that designated participants receive the full amount of benefits to which they would have been entitled under the pension plan but for limits on compensation and benefit levels imposed by the Internal Revenue Code. For grandfathered participants, the amount of compensation considered for the prior supplemental pension plan is the sum of the individual’s salary and annual bonus, up to 35% of the prior year’s salary. For all participants in the supplemental cash balance plan (effective October 1, 1999), the amount of compensation is the sum of salary and annual bonus.

          The table above illustrates the approximate annual pension that may be payable to an employee in the higher salary classifications under the Corporation’s prior final average compensation plans, at age 62, as a single life annuity. The benefit amounts shown are not subject to any deductions for Social Security or other plan benefits. The credited years of service as of December 31, 2003 for Mr. Lord is 18 years, 9 months; Mr. Fitzpatrick is 5 years, 4 months; Ms. Keler is 19 years, 0 months; Mr. Remondi is 15 years, 5 months; and Mr. Whorley is 7 years, 10 months (includes service with USA Group). The projected annual benefit payable upon retirement at age 62 under the new cash balance plans for each of these individuals is: Mr. Lord—$430,121; Mr. Fitzpatrick—$161,383; Ms. Keler—$259,767; Mr. Remondi—$279,504; and Mr. Whorley—$229,887; Mr. Fitzpatrick is entitled to additional retirement payments under his employment agreement.

Employment Agreements

          In January 2002, the Corporation entered into employment agreements with Messrs. Lord and Fitzpatrick to secure their commitment to continued employment with the Corporation. The terms of the agreements are consistent with the Corporation’s emphasis on “at risk” executive compensation, in that the parties intend that current base salary and the parameters for annual cash bonuses will not be changed during the term of the agreements and the potential value of long-term incentives for the executives is tied to increases in the Corporation’s share price. In addition, to retain the executives’ service and promote their focus on sustained increases in the Corporation’s share price, the agreements defer the executives’ ability to realize the benefit of certain stock-based awards in some cases beyond the term of their employment, notwithstanding that the awards may vest earlier.

          The term of Mr. Lord’s agreement is the three-year period ending December 31, 2004, subject to a one-year extension unless either Mr. Lord or the Board elect not to extend the term. Under the agreement, Mr. Lord received 3,000,000 stock options in January 2002 (the “2002 Options”) and 1,500,000 options in January 2003 (the “2003 Options”). The options are exercisable after price-vesting, and time-vesting targets are met and in any case, on and after January 1, 2010 for the 2002 Options and January 1, 2011 for the 2003 Options. For each one-third of an option grant, the price-vesting targets are a set percentage increase over the fair market value of the options on the date of grant. The percentage targets are a 25 percent increase, a 33 percent increase and a 50 percent increase, respectively, and must be sustained for five consecutive trading days. For the 2002 Options, the price-vesting targets are: $35.83; $38.12 (which have been achieved); and $43.00, and for the 2003 Options, the price-vesting targets are $44.00; $46.82; and $52.80. The earliest vesting date for the 2002 Options is June 1, 2005, and for the 2003 Options, January 1, 2006. To the extent not forfeited or exercised, the options expire on the tenth anniversary of their grant date. The options are not eligible for the Corporation’s replacement option program. Mr. Lord also received 150,000 restricted stock units in January 2002 and 150,000 restricted stock units in January 2003. Both sets of restricted stock units vest on December 31, 2004, and delivery of the vested shares is deferred until retirement or termination of employment. If Mr. Lord’s employment is terminated by the Corporation without cause, or by Mr. Lord for good reason, the vesting of the options and restricted stock units is accelerated, and Mr. Lord will receive a cash payment equal to his salary and three-year average annual bonus multiplied by the lesser of three or the number of years remaining in the term of the agreement. If his termination under either of these conditions follows within 24 months of a change in control, Mr. Lord will receive a cash payment equal to three times salary and three-year average annual bonus. If any change in control occurs, regardless of whether a termination of employment occurs, Mr. Lord’s unvested stock options and restricted stock units vest. Change in control payments are subject to being grossed-up for any excise taxes payable by Mr. Lord and for taxes payable on the grossed-up amounts.

          The agreement with Mr. Fitzpatrick is for the five-year period ending December 31, 2006. Under the agreement, Mr. Fitzpatrick received 1,800,000 options in 2002 (the “2002 Options”) and 900,000 options in January 2003 (the “2003 Options”). The terms and conditions of the options granted or to be granted to Mr. Fitzpatrick are generally the same as those granted or to be granted to Mr. Lord. Mr. Fitzpatrick also received 150,000 restricted stock units in January 2002, 150,000 units in January 2003, and 150,000 units in January 2004. All units vest on December 31, 2006, and delivery of the vested shares is deferred until retirement or termination of employment. Provisions regarding acceleration of vesting and delivery of shares subject to restricted stock units, acceleration of exercisability of options, termination of employment payments and change in control payments that apply to Mr. Lord also generally apply to Mr. Fitzpatrick. An additional acceleration event applies in the event Mr. Lord leaves as chief executive officer and Mr. Fitzpatrick is not selected to succeed Mr. Lord as chief executive officer. Mr. Fitzpatrick is also entitled to a supplemental retirement payment, which generally assures him of an annual benefit of $250,000 if he works continuously for the Corporation through age 60. This payment is offset by any amounts paid under the Corporation’s pension plan program.

          The applicable agreements provide that Messrs. Lord and Fitzpatrick will not compete with the Corporation or its affiliates for a period of at least two years following termination of employment for any reason. The agreements provide that Messrs. Lord and Fitzpatrick will be nominated for Board service for the terms of their agreements.

Executive Officers

          Biographical information about each executive officer is as follows. Service with the Corporation’s predecessor entity and current subsidiary, the Student loan Marketing Association or GSE is included.

Name and Age	Position and Business Experience

Albert L. Lord	•	Vice Chairman and Chief Executive Officer, SLM Corporation—1997 to present
58	•	President and principal shareholder of LCL, Ltd.—1994 to 1997
	•	Executive Vice President and Chief Operating Officer, Student Loan Marketing Association—1990 to 1994, various officer positions—1981 to 1990

Thomas J. Fitzpatrick 55	•	President and Chief Operating Officer, SLM Corporation—2001 to present, President and Chief Marketing and Administrative Officer—2000 to 2001, Executive Vice President—1998 to 2000
	•	President and Chief Executive Officer, Equity One, Inc.—1989 to 1998
	•	President, Commercial Credit Co.—1988 to 1989
	•	President and Chief Operating Officer, Manufacturers Hanover Consumer Services—1983 to 1988, Chief Financial Officer—1978 to 1983

C.E. Andrews	•	Executive Vice President, SLM Corporation—February 2003 to present
52	•	Global Managing Partner for Assurance and Business Advisory Services, Arthur Andersen—2002, Managing Partner, Mid-Atlantic Region—2000 to 2002, various positions with Arthur Andersen—1974 to 2000

Name and Age	Position and Business Experience

Marianne M. Keler 49	•	Executive Vice President and General Counsel, SLM Corporation—2001 to present, Senior Vice President and General Counsel—1997 to 2001, other legal positions—1985 to 1997
	•	President, Student Loan Marketing Association—2001 to present
	•	Attorney, Securities and Exchange Commission—1982 to 1985

Robert R. Levine	•	Executive Vice President, SLM Corporation—2000 to present, appointed as an executive officer in 1998
48	•	Vice President and Treasurer, Student Loan Marketing Association—1990 to 1997, various finance positions 1981 to 1990

June M. McCormack	•	Executive Vice President, SLM Corporation—2001 to present, Senior Vice President—2000 to 2001
55	•	Executive Vice President, USA Group—1997 to 2000
	•	Various officer positions, Student Loan Marketing Association—1986 to 1997
	•	Various positions, CSX Corp.—1979 to 1986

John F. Remondi	•	Executive Vice President, SLM Corporation—2001 to Present, Senior Vice President—1999 to 2001
41	•	Chief Financial Officer and Senior Vice President, Nellie Mae Corporation—1990 to 1999, Chief Financial Officer—1988 to 1990
	•	Various finance positions, Bay Bank Boston—1984 to 1988

John F. Whorley, Jr.	•	Executive Vice President, SLM Corporation—January 2003 to present, Senior Vice President—2000 to 2003
42	•	Senior Vice President, USA Group—1999 to 2000, various officer positions 1995 to 1999
	•	Chief of Staff, U.S. Representative Bart Gordon—1987 to 1993

PROPOSAL 2— ADOPTION OF SLM CORPORATION INCENTIVE PLAN

          At the Annual Meeting, shareholders will be asked to approve the SLM Corporation Incentive Plan (“the Plan”). Under the Plan, the Corporation will provide performance-based cash and stock compensation to eligible employees.

Background

          In the past, the Corporation implemented its performance-based compensation program through two plans: the Management Incentive Plan (the “MIP”), initially approved by shareholders in 1998 and amended and re-approved by shareholders in 2002, and the Employee Stock Option Plan (the “ESOP”), which has not received shareholder approval. Under the MIP, the Corporation has awarded annual, performance-based cash compensation and stock-based compensation to its senior management team. Compensation paid under the MIP is intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code in order to preserve federal income tax deductions. As more fully described below, if shareholders approve the new Plan, the MIP and the ESOP will be discontinued.

          Stock options are a centerpiece of the Corporation’s compensation program. All employees receive option grants. We believe that option grants have been critical in raising levels of employee morale, integrating newly acquired companies and providing flexibility for our overall compensation and benefits strategies.

          Generally, rank and file employees receive an option grant each year under the ESOP that is “time-vested;” 50 percent of the options vest 18 months after their grant date (12 months in earlier years of the program), the remaining portion of the options vest 36 months after their grant (previously, 24 months).  Management options have been “price-vested;” the Corporation’s share price must trade at 120 percent of the option’s grant price for five trading days before the options vest, but no sooner than 12 months from their date of grant. (Otherwise, options vest eight years from their grant date, so that favorable accounting treatment is obtained.) From August 1997 to December 2003, 47 percent of all options granted have been “time-vested” options; 53 percent have been “price-vested” options.

          The Corporation manages its option program such that total options outstanding at any given time are fewer than 10 percent of total shares outstanding (1). We believe this is an appropriate measure of potential shareholder dilution. As of the end of each fiscal year for the past four years, this percentage has been as follows: 9.03 percent for 2000; 7.72 percent for 2001; 9.53 percent for 2002; and 9.38 percent for 2003.

          We are also mindful of other forms of calculating “overhang” that include shares available to be granted, in addition to options outstanding. Using this formula (2), our “overhang” as of the end of 2003 was 11.75 percent.

          Another tool used by management to balance the stakeholder interests of shareholders and employees is the “run rate” or percentage of options and shares granted each year as a percentage of shares outstanding. In the past, our “run rate” has been above average for the financial services industry, as the Corporation relied significantly on stock-based incentive compensation to transform the culture of the institution and motivate employees to complete full privatization of the GSE. Our recent “run rates” have been as follows: 5 percent for 2000; 3.5 percent for 2001; 5.1 percent for 2002 and 2.1 percent for 2003.

          Although option exercises increase total shares outstanding, the Corporation has an active share repurchase program such that the net effect to shareholders has been a decrease in total shares outstanding. At the end of 2000, total shares outstanding were 492 million; at the end of 2003, total shares outstanding were 448 million.

(1)	(Options Outstanding divided by Shares Outstanding + Numerator).

(2)	(Options Outstanding + Available for Future Grants) divided by (Shares Outstanding + Numerator).

Reason for Management’s Request

          Approval of the Plan will permit the Corporation to continue to use stock-based compensation to align shareholder and employee interest and to motivate employees. Also, approval of the Plan will result in formal shareholder consent to the Corporation’s standing practice of annually granting stock-based compensation to all rank-and-file employees.

          Specifically, the Plan will accomplish the following objectives:

•

Establish a two-year equity grant program. Management is requesting that shareholders approve a new Plan with a five-year term, but with a share authorization that contemplates approval of additional shares at the May 2006 annual shareholders’ meeting. We believe that over the next two years, issues about the accounting treatment for stock option grants will be resolved and a review of equity compensation will be appropriate.

•

Discontinue the Corporation’s non-shareholder approved stock plan. If shareholders approve the Plan, the ESOP will be discontinued and shares available for future issuance will be cancelled. No new grants will be made under the ESOP, however terms of outstanding grants will remain unchanged. The MIP also will be discontinued and shares available for future issuance will be cancelled, but the terms of outstanding grants will remain unchanged. Commitments made to certain option holders to receive replacement options under the MIP will be honored. (Section 3.1 of the MIP as approved by shareholders in 2002 provides that shares issued under the MIP as replacement options do not reduce the number of shares authorized under the MIP.)

Key Terms of the SLM Corporation Incentive Plan

          Key provisions of the Plan are substantially the same as those approved by shareholders in 2002. Among the significant differences are:

•

In addition to Performance Stock, stock which vests upon the achievement of performance targets, we have added the ability of the Compensation Committee to grant Restricted Stock, stock which vests generally upon the passage of time, ratably over no shorter than a 3-year period. While we expect to continue to grant Performance Stock to management employees, it is possible that Restricted Stock will become a viable alternative to options for rank and file employees.

•	All employee equity grants will be made under this Plan. In the past, management grants have typically been made from the MIP and rank and file employee grants from the ESOP.

•

All stock options will be subject to a minimum vesting period of 12 months, except in the case of events beyond the control of the option holder, such as death, disability or job abolishment, or upon a change in control of the Corporation, in which case options may vest. While this has been the grant practice of the Compensation Committee, this was not a provision in the MIP document.

          A summary of key Plan terms follow. A copy of the Plan document is included in this proxy statement as Attachment C.

          Plan Term:  May 2004 to May 2009

          Shares Authorized: 15,000,000; no more than 2,000,000 may be granted as incentive bonus, performance stock and restricted stock (“share awards”).

          Share Formula: At any time, the number of shares considered issued under the Plan equals the number of shares issued upon exercise or settlement of an award less: 1) the number of shares returned to the Corporation upon cancellation, expiration or forfeiture of an award and 2) the number of shares delivered to the Corporation in payment or satisfaction of an option exercise price or tax obligation resulting from an award.

          Eligibility: All employees of the Corporation and its subsidiaries and affiliates are eligible to receive awards under the Plan. The Plan Committee determines which employees will receive awards under the Plan.

          Award Types: Options, performance stock, restricted stock, stock units and incentive bonuses may be awarded under the Plan.

          Individual Annual Award Limits: Options: 1,000,000; Share Awards: 100,000; Incentive Cash Bonus: $5,000,000, if such bonus is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

          Stock Options: Under the terms of the Plan, the exercise price for stock options must equal the fair market value of the Corporation’s common stock on the date of grant (unless an adjustment to the exercise price is required to assume outstanding options held by employees of an acquired company) , the vesting period must be no earlier than one year from the date of grant (except upon a change in control or termination of employment due to death, disability or job abolishment) and options may be for a term of no more than 10 years. Otherwise, the Committee has discretion to determine the number of shares subject to an option (subject to the Plan’s stated limit), the vesting, expiration and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the Plan. Options granted under the Plan may be either incentive stock options qualifying under Code Section 422 (“ISOs”) or options which are not intended to qualify as incentive stock options (“NQSOs”). The exercise price of an option may be paid through various means specified by the Committee, including in cash or check, or by delivering to the Corporation shares of the Corporation’s stock.

          Incentive Bonus: The Committee has discretion to determine the terms of any incentive bonus, including the maximum amount payable (subject to the Plan’s stated limit), the performance period, which must be not less than one year, and criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on an incentive bonus prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the Plan.

          Performance Stock: The Committee has discretion to determine the terms of any performance stock award, including the number of shares subject to a performance stock award (subject to the Plan’s stated limit), the performance criteria, the period as to which performance is to be measured, which may be no shorter than a one-year period, forfeiture provisions, the effect of termination of employment for various reasons, and any other terms and conditions consistent with the Plan.

          Restricted Stock: The Committee has discretion to determine the terms of any restricted stock award, including the number of shares subject to a restricted stock award (subject to the Plan’s stated limit), and the minimum period over which restricted stock may vest, which may be over no shorter than a 3-year period.

          Stock Units: A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of common stock, which may be settled in common stock or cash. Stock units may be issued upon exercise of stock options, may be granted in payment and satisfaction of incentive bonus awards and may be issued in lieu of any other compensation.

          Tandem Stock and Cash Rights: The Committee may provide that the holder of an award has a right (such as a stock appreciation right) to receive a number of shares or cash, or a combination thereof, in an amount determined by reference to the value of the award.

          Qualifying Performance Criteria: All or any portion of a performance stock award or incentive bonus may be designed to qualify as “performance based compensation” that is exempt from the $1 million limit on deductible compensation under Section 162(m) of the Code. The performance criteria for any portion of a performance stock award or incentive bonus that is intended to satisfy the requirements for “performance-based compensation” will be measured based on one or more “Qualifying Performance Criteria,” as defined below. Notwithstanding satisfaction of any performance goals, the amount paid under a performance stock award or incentive bonus may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

          Qualifying Performance Criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the award:

•	cash flow	•	“core cash” operating income or net operating income
•	“core cash” earnings per share (including earnings before interest, taxes, depreciation and amortization)	•	operating profit or net operating profit
		•	operating margin
•	return on equity	•	return on operating revenue

•	total stockholder return	•	market share
•	return on capital	•	loan volume
•	return on assets or net assets	•	overhead or other expense reduction
•	revenue
•	“core cash” income or net income

          The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs,

•	litigation or claim judgments or settlements,

•	the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results,

•	accruals for reorganization and restructuring programs, and

•

any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s Form 10-K to the Securities and Exchange Commission for the applicable year.

          Transferability: Awards are generally only transferable by a recipient’s last will and testament and by the applicable laws of descent and distribution, unless provided otherwise by the Committee.

          Change in Control: Under the Plan, the Committee has discretion to provide that awards vest upon a change of control, as defined in the Plan.

          Adjustments: In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of the Corporation’s common stock or similar event affecting the common stock, the Committee may, in its discretion, adjust the number and kind of shares granted under the Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards and the exercise price of outstanding stock options.

          Amendments: The Board of Directors may terminate, amend or suspend the Plan, provided that no action may be taken by the Board of Directors (except those described earlier in the “Adjustments” section) without the approval of the stockholders to:

•	Materially increase the number of shares that may be issued under the Plan;

•	Permit granting of stock options at less than fair market value;

•	Reduce or adjust downward the exercise price of outstanding options, whether through amendment, cancellation or replacement grants, or any other means;

•	Impair the rights of any award holder without his or her consent;

•	Change the class of individuals eligible for the Plan;

•	Extend the term of the Plan; and

•	Otherwise amend the Plan in any manner if not permitted to do so by law or the NYSE listing requirements without shareholder approval.

          Administration: The Plan will be administered by a Committee appointed by the Board of Directors, which shall consist of non-employee members of the Board of Directors. The Committee may delegate various functions to subcommittees or certain officers of the Corporation.

          Subject to the provisions of the Plan, the Committee has the power to:

•	prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined in the Plan;

•	determine which employees, if any, will be granted awards under the Plan and the timing of such awards;

•	determine the number of shares subject to awards and the exercise or purchase price of the shares;

•	establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards;

•	prescribe and amend the terms of the agreements or other documents evidencing awards made under the Plan (which need not be identical);

•	determine whether, and the extent to which, adjustments are required under the Plan;

•

interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any award granted under the Plan, and to make exceptions to any provisions in good faith and for the benefit of the Corporation; and

•	make all other determinations deemed necessary or advisable for the administration of the Plan.

               All decisions, determinations and interpretations by the Committee regarding the Plan are final and binding on all participants and beneficiaries.

          Tax Consequences: The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ and may be amended or interpreted differently during the term of the Plan or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.

          Stock Options: ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs need not comply with such requirements.

          An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee’s adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long term capital gain if the stock had been held for at least one year following exercise of the ISO. The Corporation is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Corporation will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

          An optionee is not taxed on the grant of an NQSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Corporation is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Corporation does not receive a deduction for this gain.

          Performance Stock and Stock Units: Grantees of performance stock or stock units do not recognize income at the time of the grant of such stock or stock units. However, when the performance stock or stock units are paid, grantees recognize ordinary income in an amount equal to the fair market value of the stock or units on the date all restrictions are satisfied, and the Corporation will receive a corresponding deduction.

          Incentive Bonuses: A participant will not have taxable income upon the grant of a contingent right to an incentive bonus. Rather, taxation will be postponed until the incentive bonus becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

          The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, the Corporation will be entitled to a tax deduction at the same time and for the same amount.

          Company Deduction and Section 162(m): Subject to the limitation imposed by Section 162(m) of the Code, the Corporation or a subsidiary will be entitled to a deduction equal to the ordinary income recognized by the participant from NQSOs, performance shares and incentive bonuses for the taxable year when the participant recognizes such incomes.

          For the individual serving as the chief executive officer of the Corporation at the end of the taxable year and for the individuals serving as officers of the Corporation or a subsidiary at the end of such year who are among the four highest compensated officers (other than the chief executive officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Corporation and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” All NQSOs, performance shares and incentive bonuses are designed to be able to qualify as performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant, the Committee will determine the extent to which such grant will be performance-based compensation for purposes of Section 162(m) of the Code. In addition, the Committee will certify the extent to which the Qualifying Performance Criteria has been satisfied before any payment is made that is intended to qualify as performance-based compensation.

          New Plan Benefits. As of the date of this proxy statement, no awards have been made under the Plan. The benefits that will be awarded or paid under the Plan are not currently determinable. As of March 15, 2004, the closing price of a share of our common stock was $41.04.

Equity Compensation Plan Information

          The following table summarizes information as of December 31, 2003, relating to equity compensation plans of the Corporation, pursuant to which grants of options, performance stock, performance stock units or other rights to acquire shares may be granted from time to time.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, and rights	Weighted average exercise price of outstanding options, and rights	Average remaining life (years) of options outstanding	Number of securities remaining available for future issuance under equity compensation plans[1]		Types of awards issuable[2]

Equity compensation plans approved by security holders:
Directors Stock Plan	3,836,055	$25.30	7.37	2,623,602		NQ,ST
						NQ,ISO
Management Incentive Plan[3]	21,015,913	29.59	8.19	3,635,822		RES,RSU
Expired Plans	779,540	13.48	4.09	—		NQ,ISO

Total approved by security holders	25,631,508	28.46	7.94	6,259,424
Equity compensation plans not approved by security holders:
Employee Stock Option Plan	20,730,778	28.72	8.23	6,313,749		NQ,RES
Employee Stock Purchase Plan[4]	—	—	—	2,697,983

Total not approved by security holders	20,730,778	28.72	8.23	9,011,732

Total	46,362,286	$28.58	8.07	15,271,156	[5]

[1]	Excludes securities included in column (a) and excludes shares that may be issued under the replacement option program.

[2]	NQ (Non-Qualified Stock Option), ISO (Incentive Stock Option), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit), ST (Stock Grant).

[3]

The Management Incentive Plan is subject to an aggregate limit of 4,500,000 shares that may be issued as Performance Stock or Performance Stock Units. As of December 31, 2003, 1,150,280 shares are remaining from this authority.

[4]	Number of shares available for issuance under the ESPP.

[5]	If shareholders approve the Plan, 12,573,173 of these shares will be cancelled and not available for future issuance.

Required Vote

          The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the Plan. Unless marked to the contrary, proxies received will be voted FOR approval.

Board Recommendation

          The Board of Directors of the Corporation recommends a vote FOR the approval of the SLM Corporation Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee has reviewed and discussed with management and the Corporation’s independent auditors, PricewaterhouseCoopers LLP, the Corporation’s audited financial statements as of and for the year ended December 31, 2003. The Committee also discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

          The Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the auditors the auditors’ independence. The Committee discussed with PricewaterhouseCoopers LLP relationships that may have an impact on their objectivity and independence.

          Following the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

Audit Committee

Ann Torre Grant, Chair
A. Alexander Porter, Jr., Vice Chair
Charles L. Daley
Steven L. Shapiro

PROPOSAL 3—APPOINTMENT OF INDEPENDENT AUDITOR

          The Corporation’s independent financial auditor is selected by the Audit Committee. On January 29, 2004, the Audit Committee appointed PricewaterhouseCoopers LLP as the Corporation’s independent financial auditor for 2004, subject to ratification by the Corporation’s shareholders.

          This proposal is put before the shareholders because the Board believes that it is a good corporate practice to seek shareholder ratification of the selection of the independent financial auditor. If the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.

          Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to respond to appropriate questions from shareholders present at the meeting and will have an opportunity to make a statement if they desire to do so.

Independent Auditor

          Fees for services performed for the Corporation by its independent auditor, PricewaterhouseCoopers LLP for fiscal year ended December 31, 2003, and for fiscal year ended December 31, 2002, by PricewaterhouseCoopers LLP and Arthur Andersen LLP are set forth below. (Arthur Andersen LLP served as independent auditor for fiscal year 2002 through May 16, 2002.) On May 15, 2002, following the decision of the Executive Committee to dismiss Arthur Andersen LLP as the Corporation’s independent auditor, the Corporation filed with the SEC a current report on Form 8-K, which is incorporated by reference herein.

	2003	2002

	Pricewaterhouse Coopers LLP	Arthur Andersen LLP	Pricewaterhouse Coopers LLP	Total

Audit	$2,519,478	$517,342	$2,136,270	$2,653,612
Audit Related	3,191,542	604,645	1,566,233	2,170,878
Tax	397,058	1,280,840	250,000	1,530,840
All Other	126,000	481,891	—	481,891
Total	6,234,078	2,884,718	3,952,503	6,837,221

          Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Corporation and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

          Audit Related fees were for assurance and other services related to service provider compliance reports, trust servicing and administration reports, employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

          Tax fees were for services related to tax compliance, tax planning, and state tax assistance.

          All Other fees for the year ended December 31, 2003, were for advice on restructuring the Corporation’s tax department. All other fees as of the year ended December 31, 2002, were for valuation services and other advisory services.

          Auditor Fees Pre-approval Policy. In 2002, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Corporation. The policy requires that all services to be provided by the Corporation’s independent auditor be pre-approved by the Audit Committee or its Chair. Each approval describes the non-audit services to be provided and sets a dollar limit for the services. The Committee, or its Chair, pre-approved all audit and non-audit services provided by PricewaterhouseCoopers LLP during 2003.

Required Vote

          The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to be voted at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP. Unless marked to the contrary, proxies received will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2004.

Board Recommendation

          The Board of Directors of the Corporation recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for 2004.

GENERAL INFORMATION

About Voting

          Who may vote? Only SLM Corporation shareholders who owned common stock at the close of business on March 15, 2004, the record date for the Annual Meeting, can vote.

          How are my votes counted? In the election of directors, shares are entitled to cumulative voting, which means that each share of common stock is entitled to the number of votes equal to the number of directors to be elected. Therefore, each share you own is entitled to 15 votes in the election of directors. You may cumulate your votes and give one nominee 100 percent of your votes or you may distribute your votes among the nominees in any manner. The 15 nominees who receive the greatest number of votes cast at the Annual Meeting will be elected.

          Approval of other matters at the Annual Meeting requires an affirmative vote of at least a majority of the votes present or represented and entitled to be voted on the matter, with each share of stock entitled to one vote. Abstentions have the same effect as votes against the matter. Shares that are not voted on a matter, including shares for which a broker does not have discretionary voting authority, do not affect the vote.

          How do I vote? You may vote in person at the Annual Meeting or you may vote by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting.

          The process of voting by proxy differs slightly, based on how your share ownership is recorded. Your share ownership is recorded in one of three ways: direct ownership, recorded by the stock transfer agent for the Corporation, the Bank of New York; beneficial ownership recorded through a brokerage or bank account; or beneficial ownership recorded by the Corporation’s 401(k) Plan Trustee.

          If your ownership is recorded directly, you will receive a proxy card. If your share ownership is beneficial, your broker, bank and/or the 401(k) Plan Trustee will issue you a voting instruction card that you use to instruct them how to vote your shares. Your broker, bank or the 401(k) Plan Trustee must follow your voting instructions.

          If you receive a voting instruction card from your broker or bank, you may vote those shares by mail, telephonically by calling the telephone number shown on the voting form, or via the Internet at the web site shown on the voting form. A proxy card from The Bank of New York and a voting instruction card from the 401(k) Plan Trustee may be voted only by mail or by telephone.

          If you wish to specify your cumulative vote for director nominees, you must follow the special instructions on your proxy card or voting instruction card and vote by mail.

          Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on May 12, 2004. Votes submitted to the 401(k) Plan Trustee must be received by May 10, 2004. Voting by returning a paper proxy, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. However, if your shares are held through a bank, broker or the 401(k) Plan and you wish to vote those shares in person at the Annual Meeting, you must in advance of the Annual Meeting, obtain a legal proxy from your bank, broker or the 401(k) Plan Trustee.

          How do proxies work? Sallie Mae’s Board of Directors is requesting your proxy. Giving the Board your proxy means that you authorize representatives of the Board to vote your shares at the Annual Meeting in the manner you specify. If you sign and return the enclosed proxy card or voting instruction card but do not specify how to vote, the Board of Directors will vote your shares in favor of the director nominees named in this proxy statement in order to elect all of the nominees or the maximum number possible, adoption of the Plan, and ratification of PricewaterhouseCoopers LLP, as independent auditor. Giving the Board your proxy also means that you authorize their representatives to vote on any other matter presented at the Annual Meeting in such manner as they determine best. The Corporation does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement. If you own shares through the 401(k) Plan and do not vote your plan shares, the Trustee will vote your plan shares in the same proportion as other plan shares have been voted.

          Can I change my vote? A shareholder whose ownership is recorded directly has the power to change or revoke a proxy prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Corporate Secretary or by giving a later dated proxy prior to the meeting. A shareholder whose shares are owned beneficially through a bank, broker, or the 401(k) Plan must contact that entity to change or revoke a previously given proxy.

Shares Outstanding

          At December 31, 2003, 447,678,243 of the Corporation’s common stock par value $.20 per share, were outstanding. The Corporation effected a three-for-one stock split, in the form of a stock dividend on June 20, 2003. At March 15, 2004, the record date, 441,833,826 shares of common stock were outstanding and eligible to be voted. The common stock is listed on the NYSE under the symbol “SLM.”

Principal Shareholders

          To the Corporation’s knowledge, the following institutions were beneficial owners of 5% or more of the Corporation’s outstanding common stock on December 31, 2003. The holdings reported below are based solely on Schedules 13G filed with the SEC as of March 15, 2004. The Corporation is not aware of any other beneficial owner who became the beneficial owner of 5% or more of the Corporation’s common stock between December 31, 2003 and March 15, 2004.

Name and Address of Beneficial Owner	Shares(1)	Ownership Percentage at December 31, 2003

Capital Group International, Inc.(2) 11100 Santa Monica Blvd. Los Angeles, CA 90025	37,250,450	8.3%

FMR Corp(3) 82 Devonshire Street Boston, MA 02109	55,312,370	12.269%

Bank of America Corporation(4) 100 North Tryon Street Charlotte, NC 28255	42,310,882	9.4%

Janus Capital Management LLC(5) 100 Fillmore Street Denver, CO 80206	19,859,756	4.4%

(1)	Except as indicated, each institution has sole investment power and has sole power to vote with respect to the shares listed.

(2)

Capital Group International, Inc., with and through various entities, beneficially owns 37,250,450 shares or 8.3% of the shares outstanding. It has no voting or investment power with respect to these shares.

(3)

FMR Corp., with and through various entities, beneficially owns 55,312,370 shares or 12.269% of the shares outstanding. FMR Corp. has sole voting power with respect to 1,495,650 shares and no voting power with respect to the remaining shares.

(4)

Bank of America Corporation, with and through various entities, beneficially owns 42,310,882 shares or 9.4% of the shares outstanding. Bank of American Corporation has shared voting power with respect to 28,168,544 shares and no voting power with respect to the remaining shares, and shared investment power with respect to all of the shares.

(5)

Janus Capital Management LLC, with and through various entities, beneficially owns 19,859,756 shares or 4.4% of the shares outstanding. Janus Capital Management LLC has shared voting and investment power with respect to 4,313,396 of these shares.

Other Matters

          As of the date of this proxy statement, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, the Corporation has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board come before the Annual Meeting, the accompanying proxy card gives discretionary authority to the persons named on the proxy card to vote such proxies on any such matters in accordance with their best judgment.

Solicitation Costs

          All expenses in connection with the solicitation of the enclosed proxy will be paid by the Corporation. The Corporation has hired MacKenzie Partners, Inc. to solicit proxies for a fee of $7,500 plus reimbursement for out-of-pocket costs. In addition to solicitation by mail, officers, directors, regular employees or other agents of the Corporation may solicit proxies by telephone, telefax, personal calls, or other electronic means. The Corporation will request banks, brokers, custodians and other nominees in whose names shares are registered to furnish to beneficial owners of the Corporation’s common stock material related to the Annual Meeting, including the annual report, this proxy statement and the proxy card and, upon request, the Corporation will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Shareholder Proposals for 2005 Annual Meeting

          A shareholder who intends to introduce a proposal for consideration at the Corporation’s year 2005 Annual Meeting, set for May 19, 2005, may seek to have that proposal and a statement in support of the proposal included in the Corporation’s proxy statement if the proposal relates to a subject that is permitted under SEC Rule 14a-8. To qualify for this, the shareholder must submit the proposal and supporting statement to the Corporation not later than December 9, 2004 and must satisfy the other requirements of Rule 14a-8. The submission of a shareholder proposal does not guarantee that it will be included in the Corporation’s proxy statement.

          A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in the Corporation’s proxy statement pursuant to Rule 14a-8. The Corporation’s By-laws provide that any such proposals or nominations for the Corporation’s 2005 Annual Meeting must be received by the Corporation after February 13, 2005 and on or before April 13, 2005. Any such notice must satisfy the other requirements with respect to such proposals and nominations contained in the Corporation’s By-laws. If a shareholder fails to meet these deadlines or fails to comply with the requirements of SEC Rule 14a-8, the Corporation may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16 of the Securities Exchange Act of 1934 requires the Corporation’s executive officers and directors to file reports on their holdings of and transactions in the Corporation’s common stock. To the Corporation’s knowledge, for the fiscal year 2003 all of the Corporation’s executive officers and directors timely filed all required reports under Section 16.

Code of Business Conduct

          The Corporation has a Code of Business Conduct that applies to Board members and all employees, including the chief executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct is available on the Corporation’s website (www.salliemae.com under “About Us, Corporate Governance”). The Corporation intends to post amendments to or waivers from the Code of Business Conduct (to the extent applicable to the Corporation’s chief executive officer, principal financial officer or principal accounting officer or director) at this location on its website.

Householding

          The SEC has approved a rule concerning the delivery of annual reports and proxy statements that permits a single set of these reports to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. In accordance with a notice sent earlier this year to certain beneficial shareholders who share a single address, only one annual report and proxy statement will be sent to that address unless the shareholder has notified the Corporation that the shareholder wants to receive multiple copies. Shareholders that received a single copy of the annual report or proxy statement and wish to receive separate copies in the future may request them by calling toll-free 1-888-810-5988 or by writing in care of the Corporate Secretary at SLM Corporation, 11600 Sallie Mae Drive, Reston, VA 20193. Shareholders who received separate copies of the annual report or proxy statement and would prefer to receive a single copy in the future may also contact us to request delivery of a single copy.

Attachment A

BOARD GOVERNANCE GUIDELINES
for
SLM CORPORATION

               The directors of SLM Corporation (the “Corporation”) share a strong commitment to principles of accountability to shareholders. The Board recognizes the importance of Governance Guidelines in establishing a framework to promote responsible and responsive leadership. The Board also recognizes that it will experience a variety of dynamics as directors’ talents, time and effort are called upon. Accordingly, the Board reviews these Guidelines at least annually, and reevaluates, revises and reaffirms these Guidelines as appropriate.

Board Membership

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As required by the by-laws of the Corporation, a majority of the Board must be comprised of “independent” directors. The Board’s criteria for determining “independence” are listed below and comply with the listing requirements of the New York Stock Exchange.

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Overall, the Corporation seeks directors who will contribute a breadth of experience and knowledge to the Board from a variety of industries and professional backgrounds, including but not limited to accounting, finance, banking, higher education, information technology, human resources, and legal. The Corporation also seeks representation on its Board that reflects gender, ethnic and geographic diversity.

•

On an individual basis, the Corporation seeks directors with independence, integrity, experience and sound judgment in areas relevant to its business, a proven record of accomplishment, the ability to challenge and stimulate management and the willingness to commit sufficient time to the Board.

•

The Nominations and Governance Committee identifies nominees to the Board from a variety of sources and has the authority to engage advisors and executive search firms to assist it in this process. Also, the Nominations and Governance Committee may receive proposed candidates from shareholders.

•

The Nominations and Governance Committee evaluates all nominees to the Board, including those recommended by shareholders, based on the skills and experience of the nominees, the needs of the Board at any given time, and the requirement that a majority of the Board be comprised of “independent” directors.

•	The Board has determined that individuals will not be nominated for election to the Board after their 72nd birthday.

Independence Standards

          To be considered independent, the Board must determine that a director (or nominee) does not have any direct or indirect material relationship with the Corporation. The Board has established the following guidelines to assist it in determining director independence:

•	No director who is currently an employee of the Corporation, or within the past three years has been an employee of the Corporation, may be considered independent.

•	No director who has a personal services contract with the Corporation, in any amount, may be considered independent.

•	No director who is an employee or owner of a firm that is one of the Corporation’s paid advisors or consultants, regardless of the amount of such business relationship, may be considered independent.

•	No director who is employed by a business that directly competes against the Corporation may be considered independent.

•	In addition to the standards above, a director will not be considered independent if, within the preceding three years,

	•	the director or an immediate family member of the director has received more than $100,000 per year in direct compensation from the Corporation (other than director fees);
	•	the director was employed by or affiliated with the Corporation’s internal or external auditor;
	•	an immediate family member of the director was employed by the Corporation’s internal or external auditor in a professional capacity, including as a partner, principal or manager;
	•	an executive officer of the Corporation was on the compensation committee of a company which employed the director or an immediate family member of the director as an officer; and
•

the director was an executive officer or employee of, or an immediate family member was an executive officer of, another company that does business with the Corporation and the annual revenue derived from that business accounts for at least (i) $1,000,000 or (ii) 2 percent, whichever is greater, of that company’s annual revenues.

•

a director, or his or her spouse, serves as an employee of a charitable organization, foundation or university and the Corporation’s charitable contributions, grants or endowments to such organization are more than the greater of (i) $1,000,000 or (ii) 2 percent of the organization’s total annual receipts.

•	Audit Committee members may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation (other than director fees).

•

For purposes of determining independence, an “immediate family member” is defined as a director’s spouse, parents, children, sibling, mothers and fathers-in-law, sons and daughters-in-law, brother and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

Individual Commitment to the Board

•

The Board nominates members who have sufficient time and dedication to fulfill their responsibilities to the Corporation. The Board also recommends that members limit the number of other directorships or senior executive positions they hold to a number that allows them to adequately fulfill their responsibilities to the entities with which they have such a position of responsibility.

•

Directors must inform the Chairman of the Nominations and Governance Committee of any change in their outside positions and responsibilities during their tenure, including invitations to serve on other boards of directors.

Board Leadership

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The Board currently has separated the roles of Chairman of the Board and CEO. However, in the future the Board may wish to consider alternative structures. Subject to the requirements under the Corporation’s by-laws, the Board is free to decide how to structure its leadership, for instance by either joining or separating the roles of Chairman and CEO, in the way that is best for the Corporation at a given point in time.

•

The Board has a Lead Independent Director to facilitate coordination of the activities of the independent Board. The Lead Independent Director leads the annual performance review of the CEO and presides over executive sessions of the Board of Directors in the absence of the Chairman.

•	The Chairman and Lead Independent Director are elected annually, typically at the first meeting following the annual meeting of shareholders.

Membership and Responsibilities of Board Committees

•

The Board relies heavily on its Committees to accomplish its substantive work. Because of the responsibility given to the Committees, the Board will select the members of each Committee, and will articulate clear delegations of authority and responsibility to each of the Committees. At this time, the standing committees of the Board are: Audit, Finance, Nominations and Governance, Compensation and Personnel, Preferred Stock and Executive Committees. Committee membership will comply with the listing requirements of the New York Stock Exchange.

•

The Nominations and Governance Committee will present to the Board annual recommendations regarding the areas of responsibility and specific tasks that will be delegated to each Committee. The Committee’s recommendations with respect to such delegations will then be reviewed and, if the Board considers them appropriate, revised or approved by the full Board and reflected in the respective Committees’ charters.

•	At the Board meeting following each annual shareholder meeting, the Board will vote on the composition of its Committees based upon the recommendations of the Nominations and Governance Committee.

•

Committee chairs will be responsible for deciding whether to take action on a particular item at the Committee level or at a meeting of the full Board, although any director (whether or not a Committee member) may request that a matter be presented for a full Board vote. At each Board meeting, Committee chairs (including the Executive Committee chair) will report on Committee actions since the last Board meeting.

Board and Committee Meeting Agendas

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The Chairman of the Board, in consultation with the Committee Chairmen and management, will determine the agenda for Board meetings. The Chairman of each Committee, in consultation with management, will determine the agenda for Committee meetings. Individual Board members and members of management are free to suggest additional Board and Committee meeting agenda items.

•

The Board expects meeting materials will be distributed sufficiently in advance of a Board meeting to allow Board members sufficient time for a thorough review of the materials. If appropriate, highly confidential material will be distributed at a meeting.

Board Review of Business Operations and Strategic Plans

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The Board reviews the Corporation’s financial objectives and takes an active role with respect to strategic planning by annually reviewing and approving management’s one-year operating plan and reviewing a multi-year strategic plan.

Review of the CEO

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Annually, the Lead Independent Director initiates a review of the performance of the CEO. The Lead Independent Director then reviews the CEO’s performance with the Compensation and Personnel Committee, which considers the CEO’s compensation. The Lead Independent Director and the

Compensation and Personnel Committee report their findings and recommendations to the independent members of the full Board. Results from the performance and compensation review are communicated to the CEO by the Lead Independent Director.

Planning for Management Succession

•

The CEO will report to the Board annually regarding succession planning and management development. The Board, assisted by the Nominations and Governance Committee and the Compensation and Personnel Committee, takes an active role in ensuring that the Corporation is developing management talent and that succession plans, for both emergencies and long-term replacement planning, are in place.

Executive Sessions

•	Independent members of the Board and its Committees will meet in executive session, without the presence of management or the CEO, at the end of each regularly scheduled Board and Committee meeting.

Relationship Between the Board and Shareholders and Interested Parties

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Shareholders and other interested parties may submit communications to the Board of Directors by contacting the Chairman of the Board or the Lead Independent Director in writing at the following address: Office of the Chairman of the Board or Office of the Lead Independent Director, SLM Corporation, 11600 Sallie Mae Drive, Reston, Virginia 20193. The Corporate Secretary will relay communications to the Board or individual members, as appropriate.

Relationship between the Board and Management

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The Corporation believes that open communication between Board members and management serves the best interests of the Corporation and results in the highest quality corporate governance. To encourage such communication, the Board regularly invites members of management to participate in Board meetings. The Board also encourages members of management to suggest the participation of other individuals who could contribute to the Board’s complete understanding of an issue.

•

Board members and management have complete access to one another for purposes of more informal, one-on-one, communication. Board members also have complete access to the Corporation’s outside legal counsel and other professional advisors and may engage their own advisors.

Director Compensation Policy

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A significant amount of the compensation paid to non-management directors for Board service shall be in the form of the Corporation’s common stock. The amount of compensation will reflect the responsibilities and time commitments of directors.

•	The Compensation and Personnel Committee will annually review Board compensation annually and make recommendations to the full Board.

Share Ownership

•	Directors are expected to own 15,000 shares of the Corporation’s common stock within a reasonable period of time following their initial election to the Board.

Board Evaluation

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The Board will undertake an annual self-review. Such evaluation will include an assessment of the strengths and weaknesses of Board and Committee operations and Committee structure. The Nominations and Governance Committee will co-ordinate the review and will report its results and any recommendations to the full Board at a Board meeting.

Director Orientation and Continuing Education

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New directors will undergo an orientation to the Corporation. All current directors are encouraged to pursue additional educational opportunities to assist them in performing their responsibilities as directors.

          Significant features of the charter and By-Laws of the Corporation are outlined in Attachment A to these Guidelines and incorporated by reference into these Guidelines.

Attachment A

Topics addressed in the Certificate of Incorporation and By-Laws

The following corporate governance provisions appear as part of the Corporation’s Certificate of Incorporation or By-Laws:

1.     Size of the Board. As of May 2002, the number of directors is established by the Board of Directors within a shareholder-approved range of a minimum of 11 and a maximum of 15. The Board may fill any vacancy until the next annual meeting of shareholders at which time the shareholders would vote on the election of that individual.

2.     Requirement of Independent Directors. The By-Laws require that a majority of the Board be comprised of independent directors. The By-Laws further require that all of the members of the Audit, Nominations and Governance, and Compensation and Personnel Committees, and a majority of the members of the Executive Committee be independent directors.

3.     Term of Office of Directors. Both the Certificate of Incorporation and the By-Laws provide for directors to be elected annually at the annual meeting of the shareholders and to hold office only until reelected or until their successors are elected at the next annual meeting (or special meeting held in lieu thereof).

4.     Cumulative Voting. The Certificate of Incorporation provides for cumulative voting in the election of directors.

5.     Removal of Directors. The Certificate of Incorporation provides that directors can be removed with or without cause by a vote of the shareholders entitled to vote at an election of directors; except, however (i) a director can be removed for cause only by a majority of the shareholders, and (ii) a director cannot be removed without cause if the votes against removal represent enough votes to elect such director at that meeting under the cumulative voting provisions.

6.     Poison Pills. The Certificate of Incorporation limits the ability of the Corporation to adopt a shareholder rights plan (a so-called “poison pill”) without shareholder approval.

7.     Special Shareholder Meetings. The By-Laws provide that special meetings of the shareholders can be called by either the Chairman of the Board or CEO (if a member of the Board) or at the written request of a majority of the Board or one-third of the shareholders.

8.     Shareholder Consents to Action without a Meeting. The Certificate of Incorporation provides that any action required or allowed to be taken at a meeting of the shareholders may be taken without a meeting or a vote provided that a consent in writing setting forth the action to be taken is signed by holders of stock having not less that the minimum number of votes that would be necessary to authorize or take such action at a meeting.

9.     Anti-Takeover Provisions. The Corporation has elected, in the Certificate of Incorporation, to opt out of the Delaware anti-takeover statute pursuant to Delaware General Corporate Law Section 203.

10.   Prohibition Against Greenmail. The Certificate of Incorporation includes provisions barring the ability of the Corporation to make “greenmail” payments without shareholder approval.

Attachment B

Audit Committee Charter

SLM CORPORATION

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
CHARTER

          As authorized in the By-Laws and implemented by Resolution of the Board of Directors, an Audit Committee has been established for the purpose of assisting the Board in fulfilling its responsibilities and providing oversight relating to (1) the assessment and management of certain business risks, including financial, operational, litigation and regulatory risks; (2) the integrity of the Corporation’s financial reporting; (3) the Corporation’s system of disclosure controls and system of internal controls regarding financial, accounting, legal compliance, and ethics; (4) the external auditor’s qualifications, independence and performance; (5) the performance of the Corporation’s internal audit function; (6) the Corporation’s compliance with legal and regulatory requirements and (7) preparation of the report of the Committee for the Corporation’s annual proxy statement, as required by the SEC.

          The Audit Committee has unrestricted access to all information relating to the Corporation and its subsidiaries, including documents and personnel. Adequate resources are available for the Committee to fulfill its oversight responsibilities. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors, as it deems necessary to carry out the purposes of the Committee and shall receive appropriate funding, as determined by the Committee, from the Corporation for the payment of compensation to any such advisors.

Goals and Responsibilities of the Committee:

Selection of the External Auditor

•

Be directly and solely responsible for the appointment and retention (subject to ratification of the Corporation’s shareholders, compensation, evaluation, oversight, and (when appropriate) termination of the external auditor.

Review of External Auditor/Financial Reporting

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At least annually, obtain and review a report by the external auditor describing: the auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues. To assist the Committee in assessing the auditor’s independence, obtain and review, at least annually, a description of all fees paid to the external auditor by the Corporation and relationships between the external auditor and the Corporation. Based upon this report and the auditor’s work throughout the year, the Committee will review and evaluate the external auditor’s qualifications, performance and independence.

•

Discuss with management and the external auditors the Corporation’s annual audited financial statements and quarterly financial statements and significant accounting, tax and reporting issues underlying those statements, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the quality of the accounting principles applied and judgements made affecting the Corporation’s financial statements. To this end, the Committee will review: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles; (b) analysis prepared by management and/or the external auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Corporation.

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Review with the external auditors, the scope and results of their examination of the Corporation’s financial statements and any difficulties the auditor encounters in the course of its audit work, including any written communications between the external auditor and management.

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Review and discuss the types of presentation and information to be included in earnings press releases (in particular, the use of “pro-forma” information) and financial information and earnings guidance provided to analysts and rating agencies.

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Approve in advance all audit and permissible non-audit services to be provided by the external auditor, and establish policies and procedures for the engagement of the external auditor to provide audit and permissible non-audit services.

Internal Audit

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Review with the internal auditor the scope of the annual operational audit plan and receive, on a periodic basis, summary audit reports from completed audits, progress reports on the annual audit plan and a status report detailing actions taken, or to be taken, by management to address outstanding issues or findings.

•

Review with management, and the external and internal auditors, the adequacy and effectiveness of the Corporation’s internal control environment including any significant deficiencies in internal controls and significant changes in such controls, including appropriate review of related party transactions. The Committee also will review the annual attestation and reports of management and the external auditor on management’s evaluation of the Corporation’s internal controls and procedures for financial reporting. The Committee shall review and discuss the adequacy and effectiveness of the Corporation’s disclosure controls and procedures.

•	Review with the external auditor the effectiveness of the internal audit function.

Legal Compliance/Risk Management

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Review with management, and the external and internal auditors, as appropriate, the Corporation’s Code of Conduct, and legal and regulatory compliance measures, including compliance with the Code of Conduct.

•	Review with management significant pending or potential litigation against the Corporation and its subsidiaries.

•	Discuss the Corporation’s risk management and risk assessment policy and guidelines, including the adequacy and approval of insurance coverage.

•	Establish a hiring policy for current and former employees of the external auditor, consistent with applicable law.

•

Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission of complaints by employees about accounting and auditing matters.

Other Responsibilities

•	Maintain free and open communication between the Board of Directors, management, and the external and internal auditors.

•	Annually evaluate Committee effectiveness.

Meetings:

          The Committee will meet at least four times a year and will report regularly to the Board. Meetings will be attended by the external auditor and the internal auditors responsible for the Corporation’s audit function. Periodically, the Committee will meet separately with management, the external auditor and the internal auditors.

Membership:

          The Board of Directors of the Corporation will designate at least three directors to serve on the Audit Committee. The Committee membership will be totally comprised of “independent” directors as provided in the listing requirements of the New York Stock Exchange. At least one member of the Committee will be an “audit committee financial expert,” as determined by the Board in accordance with applicable SEC rules. A Chairman of the Committee will be appointed by the Board.

Charter Review:

          On an annual basis, the Audit Committee and the Nominations and Governance Committee will review this charter and recommend changes to the Board as appropriate.

Attachment C

SLM Corporation Incentive Plan

SLM CORPORATION
INCENTIVE PLAN

SECTION 1.                    PURPOSE OF PLAN

               The purpose of the SLM Corporation Incentive Plan (“Plan”) is to enable SLM Corporation (the “Corporation”) to attract, retain and motivate its employees and to further align the interests of the Corporation’s employees with those of the stockholders of the Corporation by providing for or increasing their proprietary interest in the Corporation.

SECTION 2.                    ADMINISTRATION OF THE PLAN

               2.1     Composition of Committee. The Plan shall be administered by the Board of Directors and/or by a committee of the Board of Directors of SLM Corporation, as appointed from time to time by the Board of Directors (the “Committee”). The Board of Directors shall fill vacancies on and from time to time may remove or add members to the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of the Corporation, (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Employees, as defined in Section 4, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Corporation or other Corporation employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Corporation.

               2.2     Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

               (a)     to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan (i) the term “fair market value” shall mean, as of any date, the closing price for a Share, as defined in Section 3.1 hereof, reported for that date on the composite tape for securities listed on the New York Stock Exchange or, if no Shares traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares traded on the New York Stock Exchange; and (ii) the term “Corporation” shall mean SLM Corporation and its subsidiaries and affiliates, unless the context otherwise requires;

               (b)     to determine the Employees to whom Awards shall be granted hereunder and the timing of any such Awards;

               (c)     to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

               (d)     to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

               (e)     to prescribe and amend the terms of the agreements evidencing Awards made under this Plan (which need not be identical);

               (f)     to determine whether, and the extent to which, adjustments are required pursuant to Section 12 hereof;

               (g)     to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

               (h)     to make all other determinations deemed necessary or advisable for the administration of the Plan.

               2.3     Determinations of the Committee. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all Employees and Participants, as defined in Section 4 hereof.  The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Corporation or Employee and such attorneys, consultants and accountants as it may select.

SECTION 3.                    STOCK SUBJECT TO PLAN

               3.1     Aggregate Limits. Subject to adjustment as provided in Section 12, at any time, the aggregate number of shares of the Corporation’s common stock, $.20 par value (“Shares”), issued and issuable pursuant to all Awards granted under this Plan shall not exceed 15,000,000; provided that no more than 2,000,000 of such Shares may be issued as Share Awards, as that term is defined in Section 5.1.  The Shares subject to the Plan may be either Shares reacquired by the Corporation, including Shares purchased in the open market, or authorized but unissued Shares.

               3.2     Code Section 162(m) Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Employee shall not exceed 1,000,000. The aggregate number of Shares issued or issuable during any calendar year to any one Employee as Performance Stock Awards and Restricted Stock Awards shall not exceed 100,000 Shares. The maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any calendar year to any Employee that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed five million dollars ($5,000,000).

               Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 12 only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

               3.3     Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal the number of Shares actually issued upon exercise or settlement of an Award less any Shares returned to the Corporation upon cancellation, expiration or forfeiture of an Award and less any Shares delivered to the Corporation by or on behalf of a Participant (either actually or by attestation) in payment or satisfaction of the purchase price, exercise price or tax obligation of an Award.

SECTION 4.                    PERSONS ELIGIBLE UNDER PLAN

               Only employees of the Corporation shall be eligible to be considered for the grant of Awards under the Plan. For purposes of the administration of Awards, the term “Employee” shall also include a former Employee or any person (including any estate) who is a beneficiary of a former Employee. A “Participant” is any Employee to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 11.1.

SECTION 5.                    PLAN AWARDS

               5.1     Award Types. The following arrangements or benefits are authorized under the Plan if their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Incentive Bonuses, Performance Stock and Restricted Stock. Such arrangements and benefits are sometimes referred to herein as “Awards.” Incentive Bonuses, Performance Stock and Restricted Stock are also referred to as “Share Awards”. Each type of Award is defined as follows:

Stock Options: A Stock Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the agreement evidencing the Award (the “Option Agreement”). Options intended to qualify as Incentive Stock Options (“ISOs”) pursuant to Code Section 422 and Options which are not intended to qualify as ISOs (“Non-qualified Options”) may be granted under Section 6 as the Committee in its sole discretion shall determine.

Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which an Employee may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the document evidencing the Award (the “Incentive Bonus Agreement”).

Performance Stock: Performance Stock is an award of Shares made under Section 8, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document evidencing the Award (the “Performance Stock Agreement”).

Restricted Stock: Restricted Stock is an award of Shares made under Section 9, the grant, issuance, retention and/or vesting of which is subject to certain restrictions, as are appropriate in the document evidencing the Award (the “Restricted Stock Agreement”).

               5.2     Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6.                    STOCK OPTION GRANTS

               The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award, within the control of others or not within the person’s control.

               6.1     Option Agreement. Each Option Agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Option Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

               6.2     Option Price. The purchase price per Share of the Shares subject to each Option granted under the Plan shall equal or exceed 100 percent of the fair market value of such Stock on the date the Option is granted, except that in the case of Options granted to employees upon a merger or acquisition, the purchase price may be higher or lower than the fair market value of the Stock on the date the Option is granted if such purchase price is required to assume or substitute options held by employees of the acquired Corporation at the time of the acquisition.

               6.3     Option Term. The “Term” of each Option granted under the Plan, including any ISOs, shall not exceed ten (10) years from the date of its grant.

               6.4     Option Vesting. Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee in its sole discretion, provided that no Option shall vest earlier than one year from the date of grant, other than for reasons set forth in Section 11.6 and Section 13. The Committee shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

               6.5     Option Exercise.

               (a)     Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Option Agreement, a partial exercise to include a minimum number of Shares.

               (b)     Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery to the representative of the Corporation designated for such purpose by the Committee all of the following: (i) notice of exercise in such form as the Committee authorizes specifying the number of Shares to be purchased by the Participant, (ii) payment or provision for payment of the exercise price for such number of Shares, (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations, (iv) in the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option, and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for the tax withholding pursuant to Section 14. Unless provided otherwise by the Committee, no Participant shall have any right as a stockholder with respect to any Shares purchased pursuant to any Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

               (c)     Payment of Exercise Price. To the extent authorized by the Committee, the exercise price of an Option may be paid in the form of one of more of the following, either through the terms of the Option Agreement or at the time of exercise of an Option: (i) cash or certified or cashiers’ check, (ii) Shares that have been held by the Participant for such period of time as the Committee may specify, (iii) other property deemed acceptable by the Committee, (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (v) any combination of (i) through (iv).

SECTION 7.                    INCENTIVE BONUS

               Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

               7.1     Incentive Bonus Award. Each Incentive Bonus Award shall contain provisions regarding (a) the target and maximum amount payable to the Employee as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

               7.2     Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria, which shall determine the maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 11.2 hereof) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

               7.3     Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Incentive Bonus, or such portion thereof as the Committee may specify, to be paid in whole or in part in Shares or Stock Units.

               7.4     Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 8.                    PERFORMANCE STOCK

               Performance Stock consists of an award of Shares, the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate.

               8.1     Performance Stock Award. Each Performance Stock Award shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the performance criteria and level of achievement versus these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (c) the period as to which performance shall be measured for determining achievement of performance, provided that such period shall be no shorter than one year, (d) forfeiture provisions, and (e) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

               8.2     Performance Criteria. The grant, issuance, retention and/or vesting of each Performance Share shall be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Stock that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Performance Stock Award is granted.

               8.3     Timing and Form of Payment. The Committee shall determine the timing of payment of any Performance Stock Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Performance Stock to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Performance Stock, or such portion thereof as the Committee may specify, to be granted in whole or in part in Shares or Stock Units.

               8.4     Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under a Performance Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 9.                    RESTRICTED STOCK

               9.1     Restricted Stock Award. Each Restricted Stock Award shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the length of the restrictive period over which the Restricted Stock Award shall vest or may ratably vest, provided that such period shall be no shorter than three years, (c) forfeiture provisions, and (d) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

               9.2.     Timing and Form of Payment. The Committee shall determine the timing of payment of any Restricted Stock Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Restricted Stock to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Restricted Stock, or such portion thereof as the Committee may specify, to be granted in whole or in part in Shares or Stock Units.

               9.3     Discretionary Adjustments. The number of Shares granted, issued, retainable and/or vested under a Restricted Stock Award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 10.                    STOCK UNITS

               10.1     Stock Units. A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Stock Units represent an unfunded and unsecured obligation of the Corporation, except as otherwise provided for by the Committee.

               10.2     Grant of Stock Units. Stock Units may be issued upon exercise of Options, or in payment and satisfaction of any Share Award.

               10.3     Settlement of Stock Units. Unless provided otherwise by the Committee, settlement of Stock Units shall be made by issuance of Shares and shall occur within 60 days after an Employee’s termination of employment for any reason. The Committee may provide for Stock Units to be settled in cash (at the election of the Corporation or the Participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a Participant to choose. The amount of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents, which may be valued as if reinvested in Shares. Until a Stock Unit is settled, the number of shares of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 12.

SECTION 11.                    OTHER PROVISIONS APPLICABLE TO AWARDS

               11.1     Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Employee’s “immediate family,” as such term is defined under Exchange Act Rule 16a-1(e), or to a trust for the benefit solely of a member or members of the Employee’s immediate family, or to a partnership or other entity whose only owners are members of the Employee’s family, provided that (i) no consideration is given in connection with the transfer of such Award, and (2) following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Employee, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

               11.2     Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) “core cash” earnings per share (including earnings before interest, taxes, depreciation and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) revenue, (h) “core cash” income or net income, (i) “core cash” operating income or net operating income, (j) operating profit or net operating profit, (k) operating margin, (l) return on operating revenue, (m) market share, (n) loan volume and (o) overhead or other expense reduction. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year.

               11.3     Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

               11.4     Agreements Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of the Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s effectiveness that such agreement be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement. The grant of an Award under this Plan shall not confer any rights upon the

Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Agreement evidencing such Award.

               11.5     Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Corporation, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

               11.6     Termination of Employment. At the time of the grant of an Award, the Committee may provide that upon an Award holder’s termination of employment on account of death, Disability or Involuntary Termination, as those terms are defined herein, all unvested Awards held by the Award holder shall vest. “Disability” means total and permanent disability within the meaning of the Corporation’s long-term disability policy applicable at the time to the Award holder, as may be amended from time to time. “Involuntary Termination’ means termination of employment due to job abolishment.

               11.7     Misconduct. At the time of the grant of an Award, the Committee may provide that if the Award holder engages in Misconduct, as defined herein, the Award, whether vested or unvested, is forfeited. Whether an Award holder has engaged in Misconduct will be determined by the Corporation’s senior human resources officer or his or her designee. Misconduct is defined as an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules; an unauthorized disclosure of any Corporation trade secret or confidential information; any conduct constituting unfair competition; inducing any customer of the Corporation to breach a contract with the Corporation or any principal for whom the Corporation acts as agent to terminate such agency relationship; or engaging in any other act or conduct proscribed by the senior human resources officer as Misconduct.

SECTION 12.                    CHANGES IN CAPITAL STRUCTURE

               If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Corporation are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, provided, however, that such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as “performance based compensation” under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 13.                    CHANGE OF CONTROL

               13.1     Effect of Change of Control. The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control or a Change of Control Transaction, or upon termination of the Employee’s employment within twenty-four (24) months following a Change of Control or a Change of Control Transaction: (a) in the case of an Option, the Participant’s ability to exercise any portion of the Option not previously exercisable, (b) in the case of an Incentive Bonus, the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control, and (c) in the case of Shares issued in payment of any Incentive Bonus, and/or in the case of Performance Stock or Stock

Units, the lapse and expiration on any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

               13.2     Definitions. Unless the Committee or the Board shall provide otherwise, “Change of Control” shall mean an occurrence of any of the following events: (a) an acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the “Voting Securities”) by any “person or group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than an employee benefit plan of the Corporation, immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding Voting Securities; (b) approval by the stockholders of (i) a merger, consolidation or reorganization involving the Corporation, unless the Corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) shall adopt or assume this Plan and a Participant’s Awards under the Plan and either (A) the stockholders of the Corporation immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) at least a majority of the members of the Board of Directors of the Surviving Corporation were directors of the Corporation immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization, or (ii) a complete liquidation or dissolution of the Corporation; or (c) such other events as the Committee or the Board from time to time may specify. “Change of Control Transaction” shall include any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction which is intended to or reasonably expected to result in a change of control.

SECTION 14.                    TAXES

               14.1     Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the Employee or Participant, as appropriate, of any taxes which it determines are required in connection with any Awards granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.

               14.2     Payment of Withholding Taxes. Notwithstanding the terms of Section 14.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Corporation or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Non-qualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Corporation withholding Shares otherwise issuable or subject to such Award, or by the Participant delivering previously owned Shares, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 15.                    AMENDMENTS OR TERMINATION

               The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no such amendment shall, without the approval of the shareholders of the Corporation:

          (a)     materially increase the number of shares that may be issued under the Plan;

          (b)     permit granting of stock options at less than fair market value;

          (c)     reduce or adjust downward the exercise price of outstanding options, whether through amendment, cancellation or replacement grants, or any other means;

          (d)     impair the rights of any award holder without his or her consent;

          (e)     change the class of individuals eligible for the Plan

          (f)     extend the term of the Plan; and

          (g)     otherwise amend the Plan in any manner if not permitted to do so by law or the NYSE listing requirements without shareholder approval.

SECTION 16.                    COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

               The Plan, the grant and exercise of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

               No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Corporation has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Corporation has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Corporation to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 17.                    OPTION GRANTS BY SUBSIDIARIES

               In the case of a grant of an option to any eligible Employee employed by a subsidiary, such grant may, if the Committee so directs, be implemented by the Corporation issuing any subject shares to the subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary will transfer the shares to the option holder in accordance with the terms of the option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such option may be issued by and in the name of the subsidiary and shall be deemed granted on such date as the Committee shall determine.

SECTION 18.                    NO RIGHT TO COMPANY EMPLOYMENT

               Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Corporation or interfere in any way with the right of the Corporation to terminate an individual’s employment at any time. The Award agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 19.                    EFFECTIVENESS AND EXPIRATION OF PLAN

               The Plan shall be effective on May 13, 2004. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation present, or represented by proxy, and entitled to vote, at a meeting of the Corporation’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Corporation is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to the Plan after May 31, 2009.

SECTION 20.                    NON-EXCLUSIVITY OF THE PLAN

               Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 21.                    GOVERNING LAW

               This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

SLM CORPORATION 11600 SALLIE MAE DRIVE, #V1260 RESTON, VA 20193

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to SLM Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SLM001	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SLM CORPORATION

The Board of Directors recommends a vote FOR Items 1-3 to be voted upon at the Annual Meeting.

Vote On Directors
1.	Nominees:	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
01) CHARLES L. DALEY	09) BENJAMIN J. LAMBERT III
02) W.M. DIEFENDERFER III	10) ALBERT L. LORD	¡	¡	¡	____________________________________________
03) THOMAS J. FITZPATRICK	11) BARRY A. MUNITZ
04) EDWARD A. FOX	12) A. ALEXANDER PORTER, JR.
05) DIANE SUITT GILLELAND	13) WOLFGANG SCHOELLKOPF
06) EARL A. GOODE	14) STEVEN L. SHAPIRO
07) ANN TORRE GRANT	15) BARRY L. WILLIAMS
08) RONALD F. HUNT

Vote On Proposals	For	Against	Abstain

2.	Adopt the SLM Corporation Incentive Plan.	¡	¡	¡

3.	Ratify the Appointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditors.	¡	¡	¡

(Please sign, date and return this proxy card in the enclosed envelope.)

If you wish to cumulate votes for Directors, do NOT mark “For All”, “Withhold All” or “For All Except” above, but check this box and write your voting instructions on the back of this card.	¡

Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	¡	¡

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SLM CORPORATION

Proxy solicited by the Board of Directors for Annual Meeting - May 13, 2004

          Each of the undersigned, revoking all other proxies heretofore given, hereby constitutes and appoints Albert L. Lord, A. Alexander Porter, Jr. and Marianne M. Keler, and each of them individually, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the “Common Stock”), of SLM Corporation (the “Company”) owned by the undersigned at the Annual Meeting and any adjournments or postponements thereof.

If you wish to cumulate votes for a Director(s), write the name(s) of the nominees(s) below and next to the name(s), the percentage(s) of votes you wish to allocate, not to exceed 100%.

          The shares represented hereby will be voted in accordance with the directions given in this proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR Item 1 (Election of Directors), FOR Item 2 (Adopt the SLM Corporation Incentive Plan) and FOR Item 3 (Ratification of Appointment of Independent Auditors). If any other matters are properly brought before the Annual Meeting, proxies will be voted on such matters as the proxies named herein, in their sole discretion, may determine.

Voting Instructions/Address Changes/Comments:
______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

(If you noted any Voting Instructions, Address Changes or Comments above, please check the corresponding box on the reverse.)

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

SLM CORPORATION 11600 SALLIE MAE DRIVE, #V1260 RESTON, VA 20193

VOTE BY MAIL
Mark, sign and date your instruction card and return it in the postage-paid envelope we’ve provided or return to SLM Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SLM003	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
SLM CORPORATION

The Board of Directors recommends a vote FOR Items 1-3 to be voted upon at the Annual Meeting.

Vote On Directors
1.	Nominees:	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
01) CHARLES L. DALEY	09) BENJAMIN J. LAMBERT III
02) W.M. DIEFENDERFER III	10) ALBERT L. LORD	¡	¡	¡	____________________________________________
03) THOMAS J. FITZPATRICK	11) BARRY A. MUNITZ
04) EDWARD A. FOX	12) A. ALEXANDER PORTER, JR.
05) DIANE SUITT GILLELAND	13) WOLFGANG SCHOELLKOPF
06) EARL A. GOODE	14) STEVEN L. SHAPIRO
07) ANN TORRE GRANT	15) BARRY L. WILLIAMS
08) RONALD F. HUNT

Vote On Proposals	For	Against	Abstain

2.	Adopt the SLM Corporation Incentive Plan.	¡	¡	¡

3.	Ratify the Appointment of PricewaterhouseCoopers LLP as the Corporation’s independent auditors.	¡	¡	¡

(Please sign, date and return this proxy card in the enclosed envelope.)

If you wish to cumulate votes for Directors, do NOT mark “For All”, “Withhold All” or “For All Except” above, but check this box and write your voting instructions on the back of this card.	¡

Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	¡	¡

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

SLM CORPORATION

Instruction Card Solicited by Fidelity Management Trust Company

          Each of the undersigned, revoking all other proxies heretofore given, hereby directs Fidelity Management Trust Company (“Fidelity”) to constitute and appoint Albert L. Lord, A. Alexander Porter, Jr. and Marianne M. Keler, and each of them individually, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.20 per share (the “Common Stock”), of SLM Corporation (the “Company”) credited to the account of the undersigned at the Annual Meeting and any adjournments or postponements thereof.

If you wish to cumulate votes for a Director(s), write the name(s) of the nominees(s) below and next to the name(s), the percentage(s) of votes you wish to allocate, not to exceed 100%.

          The shares represented hereby will be voted in accordance with the directions given on this card. If no direction is made, if the card is not signed, or if the card is not received by May 10, 2004, the shares credited to participant’s account will be voted in proportion to directions received by Fidelity. Your directions will be treated confidentially by Fidelity.

Voting Instructions/Address Changes/Comments:
______________________________________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

(If you noted any Voting Instructions, Address Changes or Comments above, please check the corresponding box on the reverse.)